As filed with the Securities and Exchange Commission on December 20, 2013

Registration No. 333-173309

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to the

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DREWRYS BREWING COMPANY
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	2082 (Primary Standard Industrial Classification Code Number)	27-3733432 (I.R.S. Employer Identification No.)

5402 Brittany Drive, McHenry, Illinois 60060    (815) 575-4815

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

FRANCIS P. MANZO III

Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer

5402 Brittany Drive, McHenry, Illinois 60060

(815) 575-4815

(Name, address, including zip code, and telephone number including area code, of agent for service)

With a copy to:

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

(Do not check if a smaller reporting company)

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

P R O S P E C T U S

Drewrys Brewing Company

3,000,000 SHARES OF COMMON STOCK

This is the initial public offering of Drewrys Brewing Company’s common stock. Drewrys Brewing Company is registering 3,000,000 shares of common stock at an offering price of $0.10 per share for a total amount of $300,000. The Company will sell the securities in $100 increments. There are no underwriters or broker dealers involved with the offering.

The Company is not a blank check company and we have no plans or intentions to be acquired or merge with an operating company. We also have no plans to change our management nor enter into change of control or similar transaction. None of the Company’s officers and directors, promoters or any of their affiliates intend, once the Company is reporting, for it to be used as a vehicle for a private company to become a reporting company.

The Company's chief executive officer and director, Mr. Francis Manzo, will be responsible for marketing and selling these securities. The Company will offer the securities on a “best efforts basis” and there will be no minimum amount required to close the transaction. If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $15,000. The offering price of $0.10 per share may not reflect the market price of the shares after the offering. The proceeds from the sale of the securities will be placed directly into the Company's account and there will not be an escrow account. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of Drewrys Brewing Company.

The offering will be closed at the earlier of 180 days after the registration statement becomes effective or all of the shares are sold in the offering, and may be extended for an additional 360 days in the sole discretion of management.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

The Company qualifies as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act, which became law in April, 2012 and will be subject to reduced public company reporting requirements. See "The Company: Jumpstart Our Business Startups Act" contained herein.

i

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Pursuant to suitability standards established by the North American Securities Administrators Association (“NASAA”), and required by the State of Indiana Securities Division, investors in Indiana are required to comply with the following State requirements:

•	That the investment is suitable only for investors with a minimum annual gross income of $70,000, exclusive of automobiles, home and home furnishings, or
•	A minimum net worth of $250,000, exclusive of automobiles, home and home furnishings, or
•	In the alternative that the investment is limited to an amount not greater than 10% of the investors net worth.

The State of Indiana has not approved or passed upon the merits of this offering as required by 710 IAS 4-4-2

NASAA Statement of Policy Regarding Unsound Financial Condition

Persons should not invest unless they can afford to lose their entire investment; and the following risk factors, exist:

The presence of an explanatory paragraph in the independent auditor’s report;

We currently have a going concern paragraph from our auditor

The issuer’s lack of revenue from operations and an indication of how the issuer has been financing operations;

We currently have limited revenue and need to finance operations and growth by debt and equity issuance

The presence and amount of any accumulated deficit;

We currently have an accumulated deficit

The presence and amount of any negative shareholder’s equity; or the need for future financing.

We currently have negative equity and will need additional future financing

THE DATE OF THIS PROSPECTUS IS DECEMBER 20, 2013

ii

Table of Contents

Page

SUMMARY OF OUR OFFERING	3
SUMMARY INFORMATION ABOUT DREWRYS	4
SUMMARY OF FINANCIAL DATA	5
DESCRIPTION OF PROPERTY	7
RISK FACTORS	8
USE OF PROCEEDS	19
DETERMINATION OF OFFERING PRICE	22
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	22
THE OFFERING BY THE COMPANY	24
PLAN OF DISTRIBUTION	24
LEGAL PROCEEDINGS	25
BUSINESS	25
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	32
LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL	32
PLAN OF OPERATION	32
LIQUIDITY AND CAPITAL RESOURCES	35
MANAGEMENT	37
BACKGROUND OF OFFICER AND DIRECTOR	37
COMMITTEES OF THE BOARD OF DIRECTORS	38
CODE OF BUSINESS CONDUCT AND ETHICS	39
CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS	41
EXECUTIVE COMPENSATION	42
SUMMARY OF COMPENSATION	44
SUMMARY COMPENSATION TABLE	44
PRINCIPAL STOCKHOLDERS	45
DESCRIPTION OF SECURITIES	45
STOCK TRANSFER AGENT	46
LEGAL MATTERS	47
EXPERTS	47
FINANCIAL STATEMENTS	48
SIGNATURES	58

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission.  The registration statement containing this prospectus, including the exhibits to the registration statement, also contains additional information about Drewrys Brewing Company and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's website (located at www.sec.gov) or at the Securities and Exchange Commission’s Public Reference Room mentioned under the heading “Where You Can Find More Information” of this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. Our business, financial condition or results of operations may have changed since that date.

REFERENCES

As used in this prospectus: (i) the terms “Drewrys”, “we”, “us”, “our”, and the “Company” mean Drewrys Brewing Company; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the United States Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

2

SUMMARY OF OUR OFFERING

The Issuer:	Drewrys Brewing Company

Offering price per share by the company	The price, if and when the company sells the shares of common stock, is set at $0.10.

Number of shares outstanding before the offering of common shares	12,214,500 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	15,214,500 common shares will be issued and outstanding after this offering is completed if all shares are sold. If the offering is not fully subscribed, less than 15,214,500 will be outstanding after the offering. For example, if the Company sells 50% of the total offering of 3,000,000 shares of common stock, or 1,500,000 shares, the Company will have 13,714,500 shares of common stock issue and outstanding when the offering is concluded.

The minimum number of shares to be
sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The shares are being offered at $0.10 per share. Drewrys may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Drewrys’ common stock is quoted or granted listing, a market for the common shares may not develop. If a market develops, the price of the shares in the market may be less than the price of the shares being sold in this offering.

Use of proceeds	The Company intends to use the proceeds of this offering for essential business operations, developing our Drewrys brand, producing and bottling beer with contract brewers, making the required deposits with the contract brewer, packaging supplies for finished product, and for a marketing plan to hire local distributors to promote our products. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $15,000, are being paid for by Drewrys. The net proceeds will be the gross proceeds from the offering less the expenses of $15,000. Therefore, if all shares are sold in the offering, the net proceeds will be $285,000 ($300,000 Gross proceeds - $15,000 expenses). If only 50% of the shares are sold, the net proceeds will be $135,000 ($150,000 gross less $15,000 of expenses). None of the proceeds will be paid to any existing shareholder, officer or director.
3

Termination of the offering	The offering will conclude at the earlier of when all 3,000,000 shares of common stock have been sold or 180 days after this registration statement is declared effective by the Securities and Exchange Commission, and may be extended for an additional 360 days in the sole discretion of management.

Plan of Distribution	The Company's President and Chief Executive Officer will sell the common stock in the offering.

Risk Factors	You should read the "Risk Factors" section beginning on page 5 and consider these factors carefully before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. Drewrys has not authorized anyone to provide you with information different from that which is contained in this prospectus. Drewrys is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by Drewrys. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

SUMMARY INFORMATION ABOUT DREWRYS

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements included elsewhere herein.

Our Company

Drewrys is a beer brewing company. We brew and sell one beer under the trademarked Drewrys brand name that commenced production on August 1, 2013. We also have plans to create and market a line of low priced beers under the trademarked Drewrys brand name and craft beers under the trademarked Holihan and Canadian Ace brand names. Depending upon the success of the Drewrys and Holihan brands, eventually other brand names would be created. Our business planis to develop beer-type products and sell them to beer distributors who will in turn sell the products to retailers for sales to consumers. The name DREWRYS was granted trademark status by the United States Patent and Trademark Office on August 10, 2010 to Aventura Beverages, Inc., which subsequently assigned the trademark to the Company. Drewrys was a beer brand with a heritage dating back to 1878 that was distributed in the Great Lakes region of the United States and disappeared from production in the 1990’s. The Company acquired the trademark for the name HOLIHAN’S from Holihan/van Houten, Inc. who had applied for and been granted a trademark by the United States Patent and Trademark Office on September 7, 2010. The Company acquired the trademark for name CANADIAN ACE issued by the State of

4

Illinois on March 6, 2006 to Frank Manzo. Both Aventura Beverages, Inc. and Holihan/Van Houten, Inc. are entities wholly owned by Francis Manzo, our President and sole shareholder.

Drewrys plans to sell to distributors only, targeting select distributors that specialize in lower priced and craft beers which is a growing category of beer sales. The Company has identified four segments in the retail industry: Warehouse Club stores; grocery chain retailers; liquor/beer stores; and convenience store retailers. The Company will initially target sales through the liquor/beer stores and convenience stores segments with distributors that the Company will eventually appoint. The convenience store segment has the largest dollar share of all beer sales, and the “budget” category is second largest within that sales channel. The budget beer category in the convenience store channel increased 1% and Microbrews/Craft beers grew 13.7% (As reported in the October 31, 2013 issue of Convenience Store News). It is the convenience and liquor store channel we believe we have the greatest opportunity to attract new customers to our brands in a competitive marketplace.

From our inception through September 30, 2013, we have generated revenues from our business operations in the amount of $11,176.

As of September 30, 2013, Drewrys had $45,395 of cash on hand in the corporate bank account. The Company currently has incurred liabilities of $122,727 as of September 30, 2013. The Company anticipates incurring costs associated with this offering totaling approximately $15,000.

The Company's auditors have raised substantial doubt as to the Company's ability to continue as a going concern.

Our business and registered office is located at the residence of our President, Mr. Francis Manzo, located at 5402 Brittany Drive, McHenry, IL 60050. Our contact number is 815-575-4815.

The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

Summary of Financial Data

The following financial data has been derived from and should be read in conjunction with (i) our financial statements for the period from October 11, 2010, our inception, to December 31, 2012 (audited), the three month periods ended September 30, 2013 and 2012 (unaudited), the nine months period ended September 30, 2013 (unaudited), and the nine month period ended June 30, 2012 (unaudited), and cumulative for the period October 11, 2010, our inception, through September 30, 2013 (unaudited), together with the notes to these financial statements; and (ii) the sections of this prospectus entitled “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included elsewhere herein.  Our historical results are not necessarily indicative of the results we may achieve in any future period.

5

BALANCE SHEET	AS OF SEPTEMBER 30, 2013	AS OF DECEMBER 31 , 2012	AS OF DECEMBER 31, 2011
Total Assets	$183,682	$688	$611
Total Liabilities	$122,727	27,238	13,388
Shareholder's Equity/(Deficit)	$60,955	$(26,550)	$(12,777)

	AS OF SEPTEMBER 30, 2013		FOR THE YEAR ENDED DECEMBER 31 , 2012		PERIOD FROM INCEPTION (OCTOBER 11, 2010) TO DECEMBER 31, 2011
OPERATING DATA
Revenue		$11,176		$0		$0
Net Loss		$230,095		$19,253		$10,307
Net Loss Per Share *	$	**	$	**	$	**

Weighted average number of Common shares outstanding		10,394,249		9,003,555		9,000,000

•	Diluted loss per share is identical to basic loss per share as the Company has no potentially dilutive securities outstanding.
•	** less than .01

As indicated in the financial statements accompanying this prospectus, Drewrys has not been profitable to date and has incurred only losses since inception. The Company has been issued a "going concern" opinion from their auditors.

THE COMPANY'S ELECTION NOT TO OPT OUT OF JOBS ACT EXTENDED ACCOUNTING TRANSITION PERIOD MAY NOT MAKE ITS FINANCIAL STATEMENTS EASILY COMPARABLE TO OTHER COMPANIES.

PURSUANT TO THE JOBS ACT OF 2012, AS AN EMERGING GROWTH COMPANY THE COMPANY CAN ELECT TO OPT OUT OF THE EXTENDED TRANSITION PERIOD FOR ANY NEW OR REVISED ACCOUNTING STANDARDS THAT MAY BE ISSUED BY THE PCAOB OR THE SEC. THE COMPANY HAS ELECTED NOT TO OPT OUT OF SUCH EXTENDED TRANSITION PERIOD WHICH MEANS THAT WHEN A STANDARD IS ISSUED OR REVISED AND IT HAS DIFFERENT APPLICATION DATES FOR PUBLIC OR PRIVATE COMPANIES, THE COMPANY, AS AN EMERGING GROWTH COMPANY, CAN ADOPT THE STANDARD FOR THE PRIVATE COMPANY. THIS MAY MAKE COMPARISON OF THE COMPANY'S FINANCIAL STATEMENTS WITH ANY OTHER PUBLIC COMPANY WHICH IS NOT EITHER AN EMERGING GROWTH COMPANY NOR AN EMERGING GROWTH COMPANY WHICH HAS OPTED OUT OF USING THE EXTENDED TRANSITION PERIOD DIFFICULT OR IMPOSSIBLE AS POSSIBLE DIFFERENT OR REVISED STANDARDS MAY BE USED.

6

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company," it will, among other things:

o	be temporarily exempted from the internal control audit requirements of Section 404(b) of the Sarbanes-Oxley Act;

o	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: "say-on-pay", “pay-for-performance", and "CEO pay ratio".

o	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

o	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

o	be permitted to comply with the SEC's detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

o	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

o	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

o	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

o	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

o	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 5402 Brittany Drive, McHenry, Illinois 60050. The business office is located at the residence of Francis Manzo, the CEO of the company, at no charge.

7

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed.

The Company considers the following to be the material risks for an investor regarding this offering. Drewrys should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of your entire investment. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS

Because we have only recently commenced business operations, we face a high risk of business failure.

We recently commenced business operations in June, 2013.  As a result, we have no way to evaluate the likelihood that we will be able to operate our business successfully.  For the period October 11, 2010, our inception, through September 30, 2013, we generated a loss from operations and had an accumulated deficit in the amount of $268,054.  We generated our first sales in the month of August 2013 of $5,630. We continue to operate at a loss as of the date of this prospectus, and thus face a high risk of business failure.  Investing in a business in the start-up phase is much riskier than investing in a business that is profitable and already has a history of operations.

AUDITOR'S GOING CONCERN

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF DREWRYS BREWING COMPANY TO CONTINUE ITS OPERATIONS AS A GOING CONCERN.

In their audit report for the period ending December 31, 2012 and dated April 6, 2013, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our chief executive officer may be unwilling or unable to loan or advance any additional capital to Drewrys Brewing Company, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the development of our business and marketing plans. To date, our chief executive officer has advanced us $14,016. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the “December 31, 2012 - Audited Financial Statements - Auditors Report”. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern, it may be more difficult to attract investors.

Because we have only recently commenced business operations, we face a high risk of business failure.

We recently commenced business operations and commenced brewing and selling beer in August 2013.  As a result, we have no way to evaluate the likelihood that we will be able to operate our business successfully.  For

8

the period October 11, 2010, our inception, through September 30, 2013, we generated revenues in the amount of $11,176 and had an accumulated deficit in the amount of $268,054.  We continue to operate at a loss as of the date of this prospectus, and thus face a high risk of business failure.  Investing in a business in the start-up phase is much riskier than investing in a business that is profitable and already has a history of operations.

THE COMPANY'S ELECTION NOT TO OPT OUT OF JOBS ACT EXTENDED ACCOUNTING TRANSITION PERIOD MAY NOT MAKE ITS FINANCIAL STATEMENTS EASILY COMPARABLE TO OTHER COMPANIES.

Pursuant to the JOBS Act of 2012, as an emerging growth company, the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of the extended transition period difficult or impossible as possible different or revised standards may be used.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

We may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. If we don't raise the entire amount being sought in this offering, our business may fail.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Currently, we only have one Drewrys brand beer. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from initial equity sales; our ability to hire key personnel to help launch our product; Mr. Manzo's time allocation to operate the business; the level of acceptance by the beer distributors and wholesalers retail market for our beer products; competitive landscape with other product suppliers; pricing; fluctuations in the demand for our products; capital expenditures relating to expansion of our business and infrastructure needs and general economic conditions. If realized, any of these factors could have a materially adverse effect on our business, financial condition and operating results.

THE COMPANY'S CHIEF EXECUTIVE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

9

Mr. Manzo, our chief executive officer and director, has other business interests and currently devotes approximately 10 to 15 hours per week to our operations. If Mr. Manzo is not able to devote sufficient time to run the Company, this may result in periodic interruptions in developing our business. Such delays could have a significantly negative effect on the success of the business.

THE CEO MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS. IF THE COMPANY CEASES OPERATIONS, YOU WILL LOSE YOUR INVESTMENT.

Because the Company is entirely dependent on the efforts of its chief executive officer and director, his departure or the loss of his services in the future could have a materially adverse effect on the business. His expertise in the retail trade, consumer products, food and beverage industry as well as his marketing expertise is critical to the success of the business. The loss of this resource would have a significant impact on our business.

The Company does not maintain key person life insurance on its chief executive officer and director. The loss of his services will materially impact the business and we might have to cease operations if a replacement cannot be found on a timely basis.

IF THE COMPANY CEASES OPERATIONS, IT IS HIGHLY LIKELY THAT THERE WILL NOT BE SUFFICIENT ASSETS TO SELL AND RETURN ANY CAPITAL TO INVESTORS. UNDER THESE CIRCUMSTANCES, YOU WILL LOSE YOUR INVESTMENT.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be used primarily to pay the claims of the Company's creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized, if any, after the settlement of claims.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY

IF, AFTER DEMONSTRATING PRODUCTION OF A CRAFT AND LOWER-PRICED DOMESTIC BEERS, WE ARE UNABLE TO ESTABLISH RELATIONSHIPS WITH DISTRIBUTION PARTNERS AND/OR CUSTOMERS, THE BUSINESS WILL FAIL.

Because there may be a substantial delay between the completion of this offering and the execution of the business plan, our expenses may be increased and it may take us longer to generate revenues. It takes time, money, and resources to build relationships with distributors, retail customers, contract brewers, and supplier partners. If these efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and the business may fail.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE WITH THE RETAILERS AND CONSUMERS. IF WE CAN NOT GAIN MARKET ACCEPTANCE, WE WILL NOT BE ABLE TO GENERATE REVENUE AND OUR BUSINESS WILL FAIL.

The Company's growth strategy is substantially dependent upon its ability to market its future products successfully to beer distributors and wholesalers and retailers who sell beer. However, it may be very difficult to achieve significant acceptance and product appeal, competition, and other factors outside of the Company's control. Such acceptance, if achieved, may not be sustained for any significant period of

10

time nor build to an acceptable volume that is sufficient to maintain our business. In addition, there is no guarantee that any acceptance by customers will continue. Failure of the Company's products to achieve or sustain market acceptance could have a materially adverse effect on our business, financial conditions and the results of our operations.

OBTAINING CONTRACTS TO SELL PRODUCTS WITH RETAILERS CARRYING BEER IS VERY DIFFICULT AND TIME CONSUMING. WITHOUT THESE TYPES OF CONTRACTS, THE COMPANY WILL NOT BE ABLE TO SELL ITS PRODUCTS AND ITS BUSINESS WILL FAIL.

In the beer and liquor section in retail locations, shelf space is very expensive and difficult to obtain. Since we are a small early stage company, it will be very time consuming and expensive to obtain the types of contracts which are required to sell our products and successful retail shelf placement. If we are not able to secure these contracts, we will not be able to sell our product and our business may fail.

THE DISTRIBUTORS GENERALLY SELL PRODUCTS IN HIGH VOLUMES BUT HAVE VERY LOW MARGINS. WE MUST BE ABLE TO OPERATE OUR BUSINESS TO SUPPLY THESE DISTRIBUTOR PARTNERS WITH PRODUCT VOLUMES THAT FIT WITH THEIR BUSINESS. IF WE ARE NOT ABLE TO SERVICE THESE DISTRIBUTION PARTNERS AND MATCH THEIR VOLUME REQUIREMENTS, WE WILL LOSE THEM AS DISTRIBUTORS, OUR REVENUES WILL FALL, AND WE MIGHT HAVE TO CEASE OPERATIONS, WHICH COULD RESULT IN A LOSS OF YOUR INVESTMENT.

The Company expects to sell products through a small number of liquor and beer wholesalers and distributors who in turn sell to retailers for consumer purchase. These retailers will require that we accommodate certain volume requirements to remain on their shelves and if we cannot accommodate those volume requirements, they might choose to discontinue selling our products. If we lose a distribution partner, our revenues will be materially impacted and we might have to cease operations. If these circumstances occur, investors will lose their investment.

THE COMPANY ANTICIPATES THAT ESTABLISHING AND MAINTAINING A CUSTOMER BASE IN THE MIDWEST AND EASTERN REGIONS OF THE COUNTRY MAY BE DIFFICULT TO ACHIEVE ESPECIALLY SINCE CONSUMERS ARE ALWAYS COST CONSCIOUS. IF WE CAN NOT ATTRACT A CUSTOMER BASE, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company expects that attracting, building and managing a retail customer base through the efforts of the independent distributor is very difficult to accomplish in the beer retailer market. Customers are very cost sensitive and will switch to any other product based on cost or taste. We plan to provide a product that is great tasting and economical. Accordingly, when we are ready, if we cannot build a consistent customer base, our future sales and operating results will be negatively impacted and our business could fail.

THE COMPANY ANTICIPATES THAT ESTABLISHING AND MAINTAINING RELATIONSHIPS WITH INDEPENDENT DISTRIBUTORS MAY BE DIFFICULT TO ACHIEVE, AND IF WE CAN NOT ATTRACT A DISTRIBUTOR, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company relies on independent distributors and wholesalers in the marketing of its products to retail stores. Because of the various federal and state laws, the Company is required by law to hire independent

11

distributors, which are considered the second-tier in the marketing of beer and alcohol beverages (see “Government Regulation”). The distributors that the Company relies upon may also market competing imported and domestic craft beers. Although by law distributors are independent of any brewer, a distributor can be controlled if it relies on one or two large brewers who account for the majority of its sales. The Company has no formal written distribution agreements with any distributors at this time. These distributors may also market beers from other manufacturers who have greater marketing resources than the Company. As a result, we may not get as much sales attention as other beer brands do. Should the Company not be able to secure distribution services from these independent sales entities, the Company’s operating results will be negatively impacted and our business could fail. Most distribution agreements may be terminated by either party with 30-days written notice. The laws of some states, however, may restrict the Company’s ability to terminate its agreements with distributors in those states. The inability to terminate a distributor who is performing poorly could have a material adverse effect on the Company's business, financial condition, and results of operations. A down-turn in the performance of a single distributor can also have a material adverse impact on the Company’s business, financial condition, and results of operations.

RISKS RELATED TO INVESTING IN OUR BUSINESS

IF THE COMPANY ENCOUNTERS ADDITIONAL EXPENSES OR CHARGES AND CAN NOT RESOLVE THEM AT ACCEPTABLE COSTS, THE COMPANY WILL RUN OUT OF CAPITAL AND THIS MAY CAUSE US TO CEASE OPERATIONS.

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we encounter these types of circumstances and do not have the financial resources to resolve them, we may have to suspend operations or cease operations entirely, which could result in a total loss of your investment. In addition, in order to continue our reporting obligations with the SEC, we will need to ensure that we have adequate funds to hire auditors and other professionals to assist the Company with meeting its reporting obligations. If we do not have adequate funds, we may fail to be able to meet our reporting obligations and cease trading, assuming the Company develops a publicly traded market.

THE COMPANY MAY RETAIN INDEPENDENT RESOURCES OR CONSULTANTS TO HELP GROW THE BUSINESS. IF THESE RESOURCES DO NOT PERFORM, THE COMPANY MAY HAVE TO CEASE OPERATIONS AND YOU MAY LOSE YOUR INVESTMENT.

The company's management may retain independent contractors to provide services to the company. Those independent individuals and organizations have no fiduciary duty to the shareholders of the company and may not perform as expected, negatively impacting our operations.

THE BEER MARKET IS A MATURE MARKET WITH AGGRESSIVE COMPETITION ON PRICING, SERVICES AND SUPPORT. FAILURE TO PROVIDE ATTRACTIVE MARGINS AND ADEQUATE SERVICES AND SUPPORT TO DISTRIBUTORS AND RETAILERS WILL RESULT IN DECREASED REVENUES. WITHOUT REVENUES, OUR BUSINESS WILL FAIL.

The Company believes the beer market is very competitive and aggressive on pricing, service, and support. Competitors may enter this sector with superior products, services, financial resources, conditions and/or benefits. This would infringe on our ability to attract customers, lengthen our sales cycle, and increase marketing costs, which in turn will have an adverse effect upon our business and the results of our operations.

12

COMPETITION MAY DECREASE OUR FUTURE ABILITY TO GAIN CUSTOMERS AND MARKET SHARE.

Several of our competitors have substantially more capital, longer operating histories, greater brand recognition, larger distributors and customer bases than we do. The competitors include Anheuser-Busch Inbev, The Miller/Coors joint venture, Pabst Brewing, Samuel Adams Brewing, Heineken, and numerous other import and craft brewers. The brewery we select to act as a co-packer and brewer for our products will also be considered a competitor.

These competitors may also adopt more aggressive pricing policies and establish more comprehensive marketing and advertising campaigns than we can. Our competitors may develop product offerings that we do not offer or that are more sophisticated or more cost effective. For these and other reasons, our competitors' products may achieve greater acceptance in the marketplace, limiting our ability to attract customers. Our failure to adequately address these factors could harm our business and operating results.

RISKS RELATED TO THIS OFFERING

WE MAY NOT RECEIVE ENOUGH CAPITAL FROM THIS OFFERING TO ENABLE US TO CONTINUE OPERATING OUR BUSINESS.

We are dependent on the availability of capital from this offering to proceed with our business plan. We are selling the shares directly to public at a fixed price of $0.10 per share for the duration of the offering, without the use of a registered broker/dealer firm, so we may not sell a sufficient number of shares to successfully implement our business plan. We have no commitments for additional capital as of the date of this prospectus and will not seek other capital until the termination of this offering. Accordingly, investors are advised that the proceeds of this offering may not be sufficient to enable us to conduct our business and, if additional sufficient capital is not received, we may have to curtail or liquidate our operations.

THIS IS A RISKY INVESTMENT BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD IN THIS OFFERING.

There is no minimum number of shares that must be sold in this offering. The funds raised in this offering may not be sufficient to defray the costs associated with making this offering and provide us with enough working capital to successfully launch our business. Because there is no minimum number of shares that must be sold in this offering, the funds raised in this offering may not be sufficient to cover our operating expenses and therefore, we may have to curtail or liquidate our operations.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is presently no public market for our shares of common stock. There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares of common stock indefinitely and may have difficulty selling them if an active trading market does not develop. We plan to hire a securities broker to serve as our market maker by filing an application on our behalf to apply for quotation of our common stock on the OTC Market upon the effectiveness of the registration statement, of which this prospectus forms a part. However, our shares of common stock may never be traded on the OTC Market or, if traded, a public market may not materialize. To date, we have not solicited any securities brokers to become market makers of our common stock and there can be no guarantee that we

13

will able to find a market maker to willing to file an application on our behalf to apply for quotation of our common stock on the OTC Market upon the effectiveness of the registration statement. If a public market for our common stock does not develop, investors may not be able to re-sell their shares and may lose all of their investment.

IF SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS AFTER THIS OFFERING, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

We are offering 3,000,000 shares of our Common Stock at a fixed price of $0.10 per share for the duration of the offering. Our shares of common stock are presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

BECAUSE WE WILL BE SUBJECT TO THE “PENNY STOCK” RULES ONCE OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, THE LEVEL OF TRADING ACTIVITY IN OUR SHARES OF COMMON STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and ask quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK AND NOT BE ABLE TO TURN YOUR INVESTMENT INTO CASH.

There is currently no public trading market for Drewrys' common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

INVESTING IN OUR COMPANY WILL RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH.

14

The Company has a limited operating history and has not been profitable; therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The offering price of $0.10 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. The Company’s assets do not substantiate a share price of $0.10.

This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board (“OTCBB”) or OTC Market (“Pink Sheets”).

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING AND IF WE CANNOT GENERATE SUFFICIENT FUNDS FROM THIS OFFERING, THE BUSINESS WILL FAIL.

There is no minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, the proceeds of this Offering will be immediately available for use by us and we do not have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We cannot assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of shares is not fully subscribed for.

BECAUSE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY.

The Company has 75,000,000 authorized shares, of which only 12,214,500 are currently issued and outstanding and up to a maximum amount of 15,214,500 will be issued and outstanding after this offering terminates if the full offering is subscribed. The Company's management may, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders.

Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business and marketing plan of the Company is not completed, and it is possible that we may be unable to finish it. The Company's shareholders may be unable to realize a substantial or any return on their purchase of the

15

offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY WILL LOSE THE ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE SO THE ONLY WAY IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS COMPANY IS TO SELL THE STOCK IF, AND ONLY IF, A MARKET DEVELOPS.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business. Therefore, the only way to liquidate your investment is to sell your stock.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD ADVERSELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES CREATING A POTENTIAL LOSS OF INVESTMENT.

In the event that our shares become publicly traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell their shares. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can afford the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE NOT FOLLOWED, YOU WILL NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOSE YOUR INVESTMENT.

16

State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares.

Accordingly, even if we are successful in having the Shares listed for trading on the Over-The-Counter Bulletin Board (the “OTCBB”) or OTC Market (“Pink Sheets”) , investors should consider any secondary market for the Company's securities to be limited.

SINCE OUR CHIEF EXECUTIVE OFFICER AND DIRECTOR CURRENTLY OWNS 75% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FEEL THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company's chief executive officer and director, Mr. Francis Manzo, owns 75% of the outstanding shares and will own no less than 60% after this offering is completed. For example, if 50% of the offering is sold, Mr. Manzo will still own 65% of the shares issued and outstanding. As a result, he will maintain control of the Company and be able to choose all of our directors. His interests may differ from those of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no materially adverse competitive conditions under which our business operates, that our chief executive officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

17

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

18

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the potential net proceeds and the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. The net proceeds in the table below assume $15,000 in costs associated with this offering.

Our principal reasons for conducting this offering at this time are to raise capital for completing the packaging design for our Drewrys brand, [CONFIRM] hiring consultants to assist in negotiating and securing brewing agreements with contract brewers [CONFIRM], making required the deposits with contract brewers and packaging suppliers for product [CONFIRM], and developing our brand through sales and marketing promotional programs. Total estimated offering expenses of $15,000 to be paid from the proceeds of the offering are for SEC registration fees ($35), Edgarization and printing expenses ($1,500), accounting fees and expenses ($5,000), legal fees and expenses ($7,000), blue sky fees and expenses ($500), transfer agent fees ($500), and miscellaneous expenses ($465) connected with this offering. No other expenses of the offering are anticipated being paid from the proceeds of the offering.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Offering Proceeds	$75,000	$150,000	$225,000	$300,000

Offering Expenses:
SEC Registration	35	35	35	35
Edgarization and printing	1,500	1,500	1,500	1,500
Accounting	5,000	5,000	5,000	5,000
Legal	7,000	7,000	7,000	7,000
Blue sky	500	500	500	500
Transfer Agent	500	500	500	500
Miscellaneous	465	465	465	465

Total Offering Expenses	15,000	15,000	15,000	15,000

Drewrys Brand Packaging Development	10,000	20,000	25,000	25,000
Sales/Marketing/Promotions	10,000	25,000	50,000	85,000
Production/Inventory/Supplies	40,000	90,000	125,000	155,000
Consultant Fees	5,000	5,000	15,000	25,000
Working Capital/Fees/Licenses	2,000	2,000	2,000	2,000

Total	$60,000	$135,000	$210,000	$285,000

19

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives. We may need to reallocate funds from time to time if our management believes such reallocation to be in our best interest for uses that may or may not have been herein anticipated. Pending the use of the proceeds from this offering, we do not intend to place such proceeds in any interest bearing investments.

The funds raised through this offering will first be used to cover mandatory operating expenses over the next year such as public company requirements with audit, SEC filings, and reporting. We anticipate these costs to be approximately $15,000 through the end of the Company's fiscal year.

- Drewrys Brand Packaging Development

A portion of the proceeds from this offering will be used to pay for packaging design of the Drewrys brand and trademark. These costs include actual can design, carton designs, and packaging designs. These final designs will be later used to further develop point-of-sale materials. The amount expended varies based on the amount of capital raised in the offering. As more capital is raised, the Company could further expand its expenditures in the category to include additional packaging options including designs for labels for larger cans and for different sizes of glass bottle packaging.

If more than 25% of the offering is raised, an additional $10,000 to $15,000 will be allocated to further develop additional packaging sized of cans, bottles and packaging options for the Drewrys brand.

The Drewrys brand packaging design must be completed before any product contract manufacturing or distribution agreement starts. We anticipate the packaging design will cost approximately $10,000.

- Sales/Marketing/Promotion

A portion of the proceeds from this offering will be used to pay for actual point of purchase and marketing material to promote the Drewrys brand with distributors and retail customers.

If more than 25% of the offering is raised, additional funds as listed in the Use of Proceeds schedule above will be allocated to expand the Company’s marketing activities into other Midwestern States.

These proceeds will be used to develop a regional marketing program to re-introduce the Drewrys brand to those wholesalers and distributors who will contact the retail stores, restaurants and taverns/bars in the trade area the Company has targeted. These marketing and promotional dollars may be for such items as drinking glasses and coasters, neon signs, cardboard signs, billboards, pictures of the Company’s products on delivery trucks, advertisements in retailers’ sales sheets and promotions, and other beer related merchandise. The Company plans to target the convenience and liquor store sales channel initially to re-introduce our beer brands.

- Production/Inventory/Supplies

A portion of the proceeds raised in this offering will be expended to pay for actual packaging materials including cans, cartons, and shipping cases that will be need before actual production. Also, a deposit to the contract brewer will be needed to pay for actual liquid beer product.

If more than 25% of the offering is raised, the Company will expand the amount of actual product and raw materials and packaging on hand to contract manufacture additional beer product, and have an inventory of unfinished and finished goods available for sale.

20

- Consultant Fees

A portion of the proceeds from this offering will be expended to hire a marketing and beer production specialist that will assist and manage the Company’s efforts with coordinating the production of its batch runs of liquid beer with the raw materials and packaging supplies. This individual will have the hands-on production expertise to manage the Company’s relationship with the contract brewer.

If more than 25% of the offering is raised additional fees will be incurred for use of outside consultant services in the areas of product and marketing activities.

- Working Capital/Fees/Licenses

This portion of the proceeds received in this offering will be used to pay for any minor expenses and fees that are not determined at this time. In addition, any cost associated with registering the trademarks with the United States patent and trademark Office will come from this expenditure category.

All increases in the various columns in the use of proceeds are in direct relationship to an increase in the amount raised in this offering, and those amounts are applied to each category for additional production of the Drewrys brand beer product and promotion of said product.

Should the Company raise less than the maximum amount of this offering, the Company may be forced to adjust its business operation in order to achieve its proposed business plan. Because actual beer brewing production will be done by third parties, the amount of capital required to have a finished product ready for the market is substantially reduced.

At this time, we have no contractual relationships with product vendors and suppliers and their financial support may be limited.

If the Company does not sell at least 25% of the shares being offered or less than $75,000, it will have to scale back its proposed operations accordingly. The first $15,000 raised will be allocated to paying the costs of the Offering. The balance, $60,000, will be allocated first to the Drewrys brand packaging design and obtaining finished product to market. However, if the proceeds raised are less than the full amount being sought, the Company may need to secure additional financing or attempt to make other arrangements with suppliers in order to develop a product and get that product to market.

Less than $75,000 Raised in this offering –

If the Company raises less than $75,000, funds will be allocated in the following order based on expected expenditures. He first $15,000 will be used for costs in connection with this offering and to keep the legal entity current in its obligations to state and local business licenses. The next $10,000 will be used to complete the Drewrys’ packaging and artwork for the Drewrys 18-oz cans. The balance of funds raised will be used to acquire cans and some actual beer product to market in the Chicago area.

The Company’s President will continue to contact local beer distributors to gauge their interest in carrying the Company’s products and will work with consultants to make arrangement with a contract brewer to begin limited production of the Drewrys beer product that these distributors expressed the greatest interest in distributing.

None of the proceeds will be paid to the President of the Company, Francis Manzo, or to any entity controlled by him. All proceeds will be used by the Company for its business operation.

21

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Drewrys and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The offering price of $0.10 per share may not reflect the market price of the shares after the offering. The proceeds from the sale of the securities will be placed directly into the Company's account and there will not be an escrow account. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws and in management’s discretion.

The price of the current offering is fixed at $0.10 per share. This price is significantly greater than the price paid by the company's initial shareholder since the Company's inception on October 11, 2010.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders prior to this offering. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Our net tangible book value as of September 30, 2013 was approximately $60,955. Our existing stockholders prior to the offering directly invested $9,000 or $0.001 per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the issuance and sale by us of 25%, 50%, 75% and 100% of the shares of Common Stock in this offering at the public offering price of $0.10 per share, which has been fixed for the duration of the offering, and after deducting our estimated offering expenses in the amount of $15,000, our pro forma as adjusted net tangible book value per share as of September 30, 2013 would have been approximately $0.01, $0.015, $0.021, and $0.026 per share, respectively. The following table illustrates this dilution to new investors on a per common share basis:

22

	If 25% of Shares Sold, 750,000	If 50% of Shares Sold, 1,500,000	If 75% of Shares Sold, 2,250,000	If 100% of Shares Sold, 3,000,000
Pro forma public offering price per share.	$0.10	$0.10	$0.10	$0.10

Net tangible book value per share as of September 30, 2013	$0.00	$0.00	$0.00	$0.00
Increase per share attributable to current shareholder	$0.01	$0.02	$0.02	$0.03

Pro forma as adjusted net tangible book value per share after this offering	$0.01	$0.02	$0.02	$0.03

Dilution per share to new investors	$0.09	$0.08	$0.08	$0.07

The following table sets forth as of September 30, 2013, on a pro forma as adjusted basis, the differences between (1) the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid, in each case by our existing stockholders prior to this offering, and (2) the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid, in each case by investors purchasing shares in this offering, based on the initial public offering price of $0.10 per share of Common Stock and before deducting our estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent	Amount
Existing shareholders	9,171,500	75%	$26,150	8%	$0.0029
New investors	3,000,000	25%	$300,000	92%	$0.10
Total	12,171,500	100%	$326,150	100%

23

THE OFFERING BY THE COMPANY

Drewrys is registering 3,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. After our registration statement is declared by effective by the SEC, we plan to develop a trading market. In order to do so, we have to retain an authorized OTC Bulletin Board market maker. The market maker will file Form 211 with FINRA (Financial Industry Regulatory Authority). Once we are approved with FINRA, our stock will be quoted on the OTCBB or OTC Market Group’s system.

There can be no assurances that we will be able to retain an authorized OTCBB or OTC Market market- maker and furthermore, there can be no assurance that we will be approved by FINRA. At the date hereof, we are not aware that any market maker has any such intention to make any filing on our behalf.

All of the shares registered herein will become effective for sale to investors.

The Company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our chief executive officer and director, Mr. Francis Manzo, owns 9,000,000 common shares, which are subject to Rule 144 restrictions. There is currently thirty (35) shareholders of our common stock.

The Company is hereby registering 3,000,000 common shares. The price per share is $0.10.

In the event the Company receives payment for the sale of their shares, Drewrys will receive all of the proceeds from such sales. Drewrys is bearing all expenses in connection with the registration of the shares of the company.

PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Mr. Manzo, our chief executive officer and director, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude at the earlier of when all 3,000,000 shares of common stock have been sold or 180 days after this registration statement becomes effective with the Securities and Exchange Commission and may be extended for an additional 360 days in the sole discretion of management.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within 180 days from this initial effective date of this registration.

In connection with his selling efforts in the offering, Mr. Manzo will not register as broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Francis Manzo is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Francis Manzo will not be compensated in

24

connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Manzo is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Manzo will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Manzo has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

12,214,500 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 3,000,000 shares of its common stock for possible resale at the price of $0.10 per share.

Drewrys will receive all proceeds from the sale of the shares by the company. The price per share is $0.10. However, Drewrys common stock may never be quoted on the OTCBB or OTC Markets or listed on any exchange. None of the proceeds from this offering will be going to the existing shareholder, management or related parties.

The company's shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions at a fixed price of $0.10 per share.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Drewrys will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated by any party.

BUSINESS

The following summary is qualified in its entirety and should be read in conjunction with the more detailed information and Financial Statements and the Notes thereto appearing elsewhere in this Registration Statement.

25

Company Summary

Drewrys Brewing Company is a beer brewing and marketing company. We brew and sell one beer under the trademarked Drewrys brand name that commenced production on August 1, 2013. We also have plans to create and market a line of low priced beers under the trademarked Drewrys brand name and craft beers under the trademarked Holihan and Canadian Ace brand names. We develop beer-type products and sell them to beer distributors who will in turn sell the products to retailers for sales to consumers. The Company is based in McHenry, Illinois. The Company was started by Francis Manzo and incorporated in Nevada on October 11, 2010. Drewrys operations are located in a home office.

The Company was incorporated by its’ president and acquired the trademarks Drewrys, Holihan’s and Canadian Ace from its president and two entities, Aventura Beverages Inc. and Holihan, van Houten Inc., both of which are controlled by him. Drewrys was a beer brewed in the Midwest (Chicago, Illinois and South Bend, Indiana) with a heritage dating back to 1878 and was distributed in Indiana, Illinois, Iowa, Michigan, Ohio, and Wisconsin. In the early 1960’s, it was the 15th largest brewery at that time and was a publicly traded entity known as Drewrys USA Ltd.. Drewrys was then acquired by Associated Brewing Company of Detroit, Michigan., who was then subsequently acquired by the G. Heileman Brewing Company in La Crosse, Wisconsin. The Company’s research indicates that Heileman Brewing filed bankruptcy in 1991 and went out of business in 1996. Eventual brewery mergers, bankruptcies and the competitive nature of the beer industry saw the brand decline in volume until it was eliminated from the retail space by the late 1990’s.

Holihan was a beer brewed by the Diamond Springs Brewery, Inc. of Lawrence, Massachusetts. The history of this brand is not widely known, but it is believed was last sold in the 1960-1970’s period.

Canadian Ace was a beer brewed in Chicago by the Manhattan Brewing Company and the label was then subsequently acquired by other small brewers that went out of business. Beer sold under the Canadian Ace label was last sold in the early 1970’s, and not been seen on the market since. Canadian Ace was a beer considered controlled by Al Capone during the 1920’s and 1930’s.

The Company’s CEO, Frank Manzo, investigated and researched beers that had ceased production due to bankruptcy or business failures. After investigating the background of these various beers, when possible, Mr. Manzo, individually and through wholly-owned companies, Aventura Beverages Inc. and Holihan/van Houten, Inc., filed for the trademarks of these discontinued beer names. After incorporating Drewrys, Mr. Manzo, Holihan/van Houten, Inc. and Aventura Beverages transferred the trademarks “DREWRYS”, “HOLIHAN’S” and “CANADIAN ACE” to the Company at the same cost each paid for their respective trademarks, $275.00 each for Drewrys and Holihan’s, and $10 for Canadian Ace for consideration totaling $560, the actual cost of obtaining the trademarks. The Company has no affiliation and no agreements with the prior owners of the trademarks or names and believes that they all went out of business more than 30 years ago. As such, the Company does not believe that it is necessary to have any agreements with the prior owners since none of them can be located.

Management believes that following the successful completion of its initial public offering, the Company will increase production and marketing of the Drewrys brand. As the Company grows, it anticipates that the Company will then begin packaging design and development of the Holihan brand as a craft beer. With the continued growth in the domestic craft beer segment giving rise to a qualitative shift in the public's awareness of craft beers, this gives the Company an opportunity to enter new markets at a time when many consumers are discovering craft brews for the first time.

26

Accordingly, Drewrys plans call for introduction of additional bottle and can sizes of its beer brands and different taste or style of beers such as draft beer into new regional markets and greatly increasing total availability of its products. Drewrys Brewing intends to continue to compete primarily on the basis of product quality and image. The Company’s marketing plan emphasizes introducing the budget brand, DREWRYS in 18-oz. cans in twenty (20) can multipacks and later the craft beer brand, HOLIHAN in 12-oz., twenty-four (24) packs, using high quality graphics and packaging.

The CANADIAN ACE brand will be developed later as the Company has the funds and distribution network to bring out a beer brewed in Canada for the US market.

Our Drewrys brand will offer a larger size can and multipacks with use the phrase “The Big D” which was used in the earlier version of the Drewry brand as marketing image and on promotional literature and packaging. We do not have trademarks as to the use of the term “Big D”, but we intend to register and list that phrase in our label with the Department of Treasury’s Alcohol and Tobacco Tax and Trade Bureau (“Bureau”) as required. Our packaging will be reminiscent of the prior packaging the older brands utilized, to evoke a “retro” image of the proposed beer products.

The Company will contract with existing brewers to brew the DREWRYS, HOLIHAN’S and other brands we may develop. The Company believes that there are numerous contract brewers available to brew for the Company. Some contract brewers are already in the craft beer segment and product development is available through these craft brewers.

Geographic Concentration

Drewrys’ previous area distribution was historically been concentrated in the Midwest. Holihan’s previous area distribution was located in the New England states. Management believes that regional identification will assisted the Company in establishing the popularity of its Drewrys and Holihan brands in the Midwest and Atlantic Coast regions.

There is no assurance that the Company’s Drewrys and Holihan brands will be as widely accepted or that consumers in new geographic markets will be receptive to the Company’s products. Management believes that Midwest and Atlantic Coast is likely to continue to be the largest market for its brands, and that regional identification may assist the Company’s competitors in other regions. Penetrating other regional markets is an important element of the Company's expansion plan, and failure to accomplish this objective will hinder the success of the expansion plan and could have a material adverse impact on the Company's business, financial condition, and results of operations. See "Business – Regional Expansion."

Reliance on Distributors

Drewrys Brewing will rely exclusively on independent distributors for its wholesale sales. The distributors that the Company relies upon may also market competing imported and domestic craft beers. Although by law distributors are independent of any brewer, a distributor can be controlled if it relies on one or two large brewers who account for the majority of its sales. The Company has no formal written distribution agreements with any distributors at this time. Most distribution agreements may be terminated by either party with 30-day written notice. The laws of some states, however, may restrict the Company’s ability to terminate its agreements with distributors in those states. Inability to terminate a distributor who is performing poorly could have a material adverse effect on the Company's business,

27

financial condition, and results of operations. A down-turn in the performance of a single distributor can also have a material adverse impact on the Company’s business, financial condition, and results of operations. See "Business -- Product Distribution."

Competition

Certain competitors in the domestic craft beer segment have large advertising budgets, substantial financial resources, and/or access to the distribution networks of major national and international brewers. Several of Drewrys’ primary competitors are expanding or have recently expanded their production capacity. The amount of supermarket shelf space that can be devoted to any class of products is limited. Well-financed competitors could hinder distribution of the Company's products and have a material adverse effect on the Company's business, financial condition, and results of operations. See "Business - Industry Overview - Domestic Beer Segment."

Possible Increases in Excise Taxes

Alcoholic beverages are subject to substantial federal and state excise taxes. The federal rate of taxation increases from $7.00 per bbl. to $18.00 per bbl. for annual production in excess of 60,000 bbl. Alcoholic beverages has in recent years have been targets of attempts to increase so-called “sin taxes." If excise taxes are increased, the Company could have to raise prices to maintain profit margins. Historically, price increases due to additional excise taxes have not reduced unit sales, but past experience does not necessarily indicate future effects, and the actual effect is likely to depend on the amount of the increase, general economic conditions, and other factors. The occurrence of significant tax increases could have a material adverse impact on the Company's business, financial condition, and results of operations.

Patents and Trademarks

The Company has federal trademark registrations of the DREWRYS word mark (Reg. No. 3,831,617), and HOLIHAN’S word mark (Reg. No.3,846,803). The CANADIAN ACE trademark is registered with the State of Illinois (Reg. No. 095680). These trademarks were initially registered with the respective government agencies by the president of the Company, Francis Manzo through Aventura Beverages, Inc. and Holihan/van Houten, Inc., entities owned by Mr. Manzo. In establishing the Drewrys Brewing Company, Mr. Manzo, Holihan/van Houten, Inc. and Aventura Beverages, Inc. transferred ownership to the Company for the total costs of the registrations ($560.00). This amount is included within the total of monies that Mr. Manzo has invested into the Company for his common shares. The United States Patent and Trademark Office’s records indicate that the current owners of these two trademarks are Aventura Beverages, Inc. DBA Drewrys Brewing Company and Holihan/van Houten, Inc. The Company intends to file an assignment to be recorded with the US Patent and Trademark Office to indicate that the Company is the sole owner of the trademarks upon completion of this offering, registering these trademarks in the Company’s name. Any cost relating to the transfers will come from Working Capital in the Use of Proceeds narrative.

Government Regulation

Upon completion of the offering, the Company will make application with Department of the Treasury, Alcohol and Tobacco Tax and Trade Bureau (“TTB”) for a basic Permit to act as a wholesaler of malt beverages (Beer). Initially, the Company anticipates selling its products primarily in the Midwest, with Illinois, Indiana, Iowa, Michigan, Ohio, Wisconsin and Kentucky being the initial markets. The Company will engage a contract brewer who will maintain the federal and state licenses necessary to produce and/or sell the Company’s proposed beer products in the various states. Each state requires an

28

annual fee and the Company anticipates that if it were to produce and sell beer in the states noted, that the annual registration and licensing fees would be approximately $5,000, based on 2013 fee structures, of which the contract brewer typically pays half the fee. As of December 16, 2013 we are licensed in Indiana, Michigan and Illinois.

A federal permit from the TTB allows the Company to distribute and import fermented malt beverages. To keep these licenses and permits in force, the Company must pay annual fees and submit timely production reports and excise tax returns. Prompt notice of any changes in the operations, ownership, or company structure must also be made to these regulatory agencies. The TTB must also approve all product labels, which must include an alcohol use warning. These agencies require that individuals owning equity securities in aggregate of 10% or more in the Company be investigated as to their suitability. Any cost, which is not determined at this time, will be expended from working capital balance portion of the use of proceeds.

Because the Company is not actually brewing beer in its own facility and has outsourced that function, it will initially act as a wholesaler and in-turn sell direct to distributors. As sales increase and the Company is confident in future growth, the Company will consider application to the TTB to apply for a permit as an Alternative Brewer.

An Alternative Brewer is one that contracts with a beer production facility and leases out that facility for a period of time where it operates the beer making equipment to produce its beers. An Alternative Brewer brings in its own raw materials and packaging supplies. At such time the owner of the brewing facility is just leasing its premises to the Alternative Brewer.

In 1933, the 21st Amendment to the United States Constitution repealed Prohibition and also gave states the authority to regulate the production, importation, distribution, sale, and consumption of alcohol beverages within their own borders. A new regulatory system known as the Three-Tier System was created. This system was established to eliminate tied-house abuses. "Tied-houses" would no longer exist - instead beer would be sold through independent distributors.

While each state has its own set of laws governing the three-tier system, the separation of the three-tiers by inserting an independent distributor between the brewers and the retailers is a common thread. The three tiers (brewer, distributor, and retailer) are also further separated by other laws and regulations prohibiting suppliers and distributors from having any financial interest or influence with retailers - for example, beer sales on credit are not allowed and consignment sales are banned.

This system has four primary goals:

•	To avoid the overly aggressive marketing and sales practices of the pre- Prohibition era;
•	To generate tax revenues that can be collected efficiently from the beer distribution industry;
•	To facilitate state and local control of alcoholic beverages; and
•	To encourage moderate consumption (temperance).

The three-tier system allows the states to control alcoholic beverages through licensing. Without the three-tier system, increased government regulation and enforcement efforts would be needed resulting in increased costs.

29

Certain states have regulations governing the distribution of beer and alcohol from the manufacturer or importer to the end individual consumer. It is generally considered a three-tier structure with the manufacturers (first-tier) of beer selling to independent distributors (second-tier) who in-turn sell to the retail store (third-tier) who in-turn sell to the individual consumer. Some distribution agreements are governed by individual states’ franchise laws that may differ between states. As a result there may be specific rules and requirements when terminating a distribution agreement with a distributor. There is movement within the industry to change the status of the first and second tier relationship whereas brewers may acquire distributors to give better control over distribution to larger retail store chains.

The Company will comply with all State and Local laws with regards to licensing and selling beer through local distributors.

The Company plans to operate from the position as a first-tier entity. As a result, the Company will need to contract with independent distributors to represent the company in their selling efforts to subsequently market our planned products to the retail store trade. As an importer of foreign beers, the Company would be considered as being in the first tier. This Basic Permit would also allow the Company to source its branded beers from foreign brewers.

Cha Cha Cachaca Co. (Formerly Aventura Beverages, Inc.,) was the prior owner of the Drewrys trademark, and is wholly-owned by the president of the Company, Francis Manzo. Cha Cha Cachaca Co. holds a Basic Permit with the Bureau to act as an importer wholesaler of Malt Beverages. The permit numbers, IL-I-15303 and IL-I-15365, were issued in 2010.

As an Alternative Brewer, the Company could take advantage of a lower tax structure for the first 60,000 bbls sold per year. Currently, the Federal tax rate is $7.00 per bbl. for up to 60,000 bbl. per year and $18.00 per bbl. for over 60,000 bbl. Taxation of alcohol has increased significantly in recent years.

Mission

Drewrys will strive for quality in its budget and craft beer products for consumers. The Company plans on creating a suite of craft and non-craft type beer products for the consumer.

Products

We brew and sell one beer under the trademarked Drewrys brand name that commenced production on August 1, 2013. We also have plans to create and market a line of low priced beers under the trademarked Drewrys brand name, craft beers under the trademarked Holihan and Canadian Ace brand names.

Market Analysis Summary

Drewrys believes the greatest potential to distribute the product to the consumer is with beer distributors who are well established and trusted with select retailers. The craft and budget beer categories are growing nationally when compared to beers in other subset categories such as import, premium, non-alcoholic, and other malt brewer beverages. Re-introducing the names “DREWRYS” into the Midwest region and “HOLIHAN” in the Atlantic and New England regions could be a benefit in attracting consumers that might remember the name. The “CANADIAN ACE” brand will be initially marketed in the Midwest states after the Company has developed distribution for its Drewrys brand.

30

Marketing/Promotions

We plan to evaluate a variety of marketing methods, including in-store displays, billboards, newspaper, trade shows, and truck signs to reach potential customers.

Competition and Buying Patterns

Competition in the domestic beer industry is concentrated in two large international brewers, Anheuser-Busch InBev and the Miller/Coors joint venture controlling over 80% of the domestic beer market in all product categories. Smaller domestic brewers include Pabst Brewing Company, Samuel Adams Brewing, and many small craft brewers. Internationally, imported beers are produced by Heineken, Foster, Grupo Modelo, Carlsburg, and other lesser imports. The Company’s brands will compete with all types of beers from all different manufacturers and different styles.

Among the retail businesses, the Company believes competition among brewers tends to be less about products of similar nature and more about shelf space. The Company believes that typical stores have limited display space and devote most of that space to brand name products because they sell quicker.

Many larger brewers offer the merchant some form of incentive, either as a discount or through the use of promotional materials. It is the Company's view that in larger stores, with a multitude of offerings, visibility places a big part of customer selection. The Company plans to offer promotional materials and discount incentives to retailers.

The Company believes that one concern among most retail stores is that of product attracting consumer acceptance. In general, it is the Company’s belief that the retailer requires the small brewer to have a distribution system in place to ensure timely deliveries of the product. Failure to fulfill these contracts can result in loss of exposure and loss of access to the customers and the Company believes can be one of the leading causes of failure among start-up craft beers.

Strategy and Implementation Summary

Drewrys believes that in order to market to the beer distributor wholesaler, and then to the retailer, the Company will need to start in one geographical area. Since the Company is based in Illinois, the Company would target the beer distributors/wholesalers within the Midwestern and Eastern part of the United States which include all the states in the New England region, New York, Pennsylvania, Ohio Michigan, Indiana and Illinois. The Company will work indirectly with the retailer to understand their in-store marketing techniques and promotions. The Company anticipates that it will work with the local in-store employees to provide these promotions to their customers. The beer distributors wholesalers will be critical in reaching the retailers to sell our product to the consumers.

Competitive Positioning

The Company plans to be competitive in our market by making sure our product is good tasting and provides value to the consumer A reasonable price at the store is critical in attracting a consumer to buy the product initially. In addition, Drewrys plans to create other lower-priced, craft and non-craft beer brands. According to the Company's research, it is the Company's belief that there are other long established and no longer produced brand names available in which to trademark various different types and classes of beers.

31

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Drewrys plans to create and market a line of craft beer items. We have not yet generated or realized any revenues from business operations. From inception to September 30, 2013, the company's business operations have primarily been focused on developing our executing our business plan.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

THERE IS LIMITED HISTORICAL FINANCIAL INFORMATION ABOUT US UPON WHICH TO BASE AN EVALUATION OF OUR PERFORMANCE. DREWRYS BREWING COMPANY WAS INCORPORATED IN THE STATE OF NEVADA ON OCTOBER 11, 2010; WE ARE A DEVELOPMENT STAGE COMPANY. THE COMPANY HAS DESIGNED, DEVELOPED, AND MARKETED A LINE OF SPECIALTY CRAFT BEERS FOR THE CONSUMERS MARKET. WE HAVE REVENUES FROM OUR OPERATIONS. WE CANNOT GUARANTEE WE WILL BE SUCCESSFUL IN OUR BUSINESS OPERATIONS. OUR BUSINESS IS SUBJECT TO RISKS INHERENT IN THE ESTABLISHMENT OF A NEW BUSINESS ENTERPRISE, INCLUDING THE FINANCIAL RISKS ASSOCIATED WITH THE LIMITED CAPITAL RESOURCES CURRENTLY AVAILABLE TO US FOR THE IMPLEMENTATION OF OUR BUSINESS STRATEGIES (SEE "RISK FACTORS"). TO BECOME VIABLE AND COMPETITIVE, WE MUST CONTINUE TO DEVELOP AND COMPLETE THE BUSINESS AND MARKETING PLAN AND INCREASE SALES VIA THE BEER DISTRIBUTOR AND WHOLESALER NETWORK WHO IN TURN SELLS TO RETAILERS TO REACH THE CONSUMERS. OUR AUDITORS HAVE EXPRESSED AN OPINION THAT SUBSTANTIAL DOUBT EXISTS AS TO WHETHER WE CAN CONTINUE AS AN ONGOING BUSINESS.

PLAN OF OPERATION

We are a development stage company, incorporated in the State of Nevada on October 11, 2010, as a for-profit company. We do not have any current business operations and have not generated any revenues to date. Over the 12 month period starting upon the effective date of this registration statement, the Company anticipates needing at a minimum $15,000 to cover the expenses associated with this offering and the reporting and other compliance requirements involving being a public company, including transfer agent fees, and administrative expenses. The Company believes this event is the most critical to our success. The Company estimates that it will take up to nine months after this registration statement becomes effective and the costs will be similar to this offering.

This $15,000 of available capital will cover the costs of staying in business, but not expanding or developing our business. During the 12 months following the completion of this offering assuming the Company raises the full amount, we intend to implement our business plan in two phases at a total cost of $300,000. To achieve our anticipated milestones and the projected dates of completion during Phase

32

Two, management believes that we will require $300,000 to finance anticipated activities. Phase Two is focused on additional business development activities commencing with expanded contract brewing and marketing initiatives.)

If the amount raised is less than the $300,000 in this offering, the Company may need to scale down its activities which would be reflected in the amount of beer purchased and in inventory and the production supplies that it would have initially needed.

The following table summarizes our anticipated milestones, projected dates of completion and estimated budget allocation for implementing both Phase One and Phase Two of our business development plan.

PHASE ONE – Assuming 25% or $75,000 is Raised in this Offering
Anticipated Milestones	Projected Date of Completion from Close of Offering	Estimated Budget Allocation($)
Complete Product Packaging and Design	Completed	10,000

Select Contract Brewers and Batch Deposits	Completed	25,000

Complete Selection of Consulting Team to assist in Production Strategies	Completed	5,000

Arrange for Independent Distributors, Sign Distribution Agreements, Provide Marketing Materials	Completed	8,500

Deposits for Product Packaging and Suppliers	Partially completed	15,000

Complete Simple Website	Completed	1,500

Licenses and fees	Completed	2,000

Total Offering Expenses	Partially completed	8,000
Total Phase One		75,000

33

PHASE TWO- Assuming more than 25% or $75,000 is raised in this Offering.
Anticipated Milestones	Projected Date of Completion	Estimated Budget Allocation($)
MANUFACTURING AND PRODUCTION Complete Finished Goods Inventory of Beer	9-12 Months	195,000

MARKETING AND SALES Complete Promotional Materials and Displays	6-12 Months	75,000

MANAGEMENT & ADMINISTRATION Engage Independent Agents to Represent Brands in Select Territories, Hire Consultants.	6-12 Months	20,000

Additional Brand Packaging Development	3-12 Months	15,000

Total Phase Two		300,000

The Company believes finding experienced consultants in the beer and beverage industry is critical to ensure the success of the Company's development stage. The Company expects to complete the product packaging and design development within nine (6) months from this offering. Based on the amount raised in this offering, the Company may hire additional marketing consultants to assist in the sales promotion of the Company’s branded beer products.

If we are able to raise at least $150,000 but not all of the $300,000 in funds from this offering or from other sources as described below in “Liquidity and Capital Resources”, our management believes that we may be able to implement our business plan in its entirety. In this event, our management will re-examine our business activities to use our resources most efficiently. Our focus will likely be on spending available funds on assuring that we retain our reporting status as a public company with the SEC, developing our packaging designs, contract brewing, website design, and sales and marketing promotional activities.

If we are unable to raise at least $75,000 in funds, we will not be able to complete all of the milestones in our Phase One plan, and we will prioritize the use of proceeds as set forth in the “Use of Proceeds” discussion. See “Use of Proceeds.” If adequate funds are not available, then our ability to expand our business operations may be significantly hindered. See “—Liquidity and Capital Resources” and “—Going Concern”.

34

Drewrys has incurred a loss of $268,054 for the period from October 11, 2010 (inception) through September 30, 2013. The Company has generated limited revenue from business operations. The Company does not have any contractual arrangement with our CEO, Mr. Francis Manzo to fund the Company on an on-going basis for either operating capital or a loan. The CEO may elect to fund the Company as he did initially, however there are no assurances that he will in the future.

The Company incurred operating expenses for the period from October 11, 2010 (inception) through September 30, 2013 of $269,786. It is anticipated that future expenses of $2,000 for general administrative costs will be incurred for the cost of the registration of this S-1 filing. Since inception, the majority of the Company's time has been spent on developing its business plan and conducting industry research, and preparing for a primary financial offering. The loss incurred over the period from inception October 11, 2010 to September 30, 2013 was $268,054.

Liquidity and Capital Resources

We measure our liquidity in a number of ways, including the following:

	As of December 31, 2012	As of September 30, 2013

Cash	$128	$45,395
Working Capital	(27,110)	82,688
Debt (current)	27,238	100,454

From October 11, 2010 (inception) through September 30, 2013, we raised a total of $24,650 from the issuance of common stock.

Net Cash Used in Operating Activities

We experienced negative cash flow from operating activities for the period October 11, 2010, our inception, through September 30, 2013 in the amount of $77,270.  The cash used in operating activities during this period was due to cash used to fund a net loss of $268,054, adjusted for non-cash expenses related to, issuance of common stock for services, as well as the increase in accounts payable for legal and accounting services in the amount of $23,711.

Net Cash Provided by Financing Activities

Cash provided by financing activities for the period from October 11, 2010, our inception, through September 30, 2013 was $123,725, which resulted from the issuance of common stock in the amount of $24,650 and proceeds from a loan payable in the amount of $85,000 and an officer loan in the amount of $14,016.

Availability of Additional Funds

Based on our limited working capital as of September 30, 2013 and minimal revenues, we require equity and/or debt financing to continue our operations.  We expect that our current cash on hand will fund our operations through February 2014.  Due to the impending lack of funds, we will need to raise further capital, through the sale of additional equity securities or otherwise, to support our operations.  Our

35

operating needs include the costs to operate our business, including amounts required to fund working capital and capital expenditures.  Our future capital requirements and the adequacy of our available funds will depend on many factors, including our ability to successfully increase our revenue that we recently started in August 2013.  See “Description of Business”.

We may be unable to raise sufficient additional capital when we need it or to raise capital on favorable terms. Debt financing may require us to pledge certain assets and enter into covenants that could restrict certain business activities or our ability to incur further indebtedness, and may contain other terms that are not favorable to our shareholders or us. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations or to obtain funds by entering into financing agreements on unattractive terms.

These matters raise substantial doubt about our ability to continue as a going concern. Our financial statements included elsewhere in this prospectus have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business.  The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from these estimates. Our significant estimates and assumptions include amortization, the fair value of our stock, and the valuation allowance relating to the Company’s deferred tax assets.

We qualify as an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act, which became law in April, 2012.  Under the JOBS Act, “emerging growth companies”, can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Recently Issued Accounting Pronouncements

Reference is made to the “Recent Accounting Pronouncements” in Note 2 to our financial statements included elsewhere in this prospectus for information related to new accounting pronouncements, none of which had a material impact on our financial statements.

Off Balance Sheet Arrangements

As of September 30, 2013 and December 31, 2012, we had no off balance sheet arrangements.

36

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Pursuant to Item 305(e) of Regulation S-K (§ 229.305(e)), the Company is not required to provide the information required by this Item as it is a “smaller reporting company,” as defined by Rule 229.10(f)(1) of Regulation S-K.

MANAGEMENT

OFFICER AND DIRECTOR

Our chief executive officer and director will serve until his successor is elected and qualified. Our officer is elected by the board of directors to a term of one (1) year and will serve until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our President, Secretary, Treasurer, Principal Executive Officer, Principal Financial Officer, and sole member of the Board of Directors is set forth below:

Name and Address	Age	Position(s)

Francis Manzo	56	President, Secretary, Treasurer, Principal
5402 Brittany Drive		Executive Officer, Chief Financial Officer, Principal Accounting Officer,
McHenry IL 60050		and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

BACKGROUND OF OFFICER AND DIRECTOR

Mr. Francis Manzo, President, Secretary, Treasurer, Principal Executive Officer, Sole Member of the Board of Directors, Chief Financial Officer, and Principal Accounting Officer. Mr. Manzo brings experience in the operations of a small-cap publicly traded US company to Drewrys. In addition, Mr. Manzo has extensive experience in food, consumer products and retail grocery operations.

Mr. Manzo is currently the sole owner and Managing Principal of Appletree Capital Ltd., a position he has held since March 2005. Appletree Capital Ltd. is a private investment and business consulting firm that incubates small business and is based in McHenry, Illinois.

Mr. Manzo is president of Metrecal Nutrition, Inc., a position he has held since May 2010. Metrecal Nutrition is engaged in the meal replacement and nutritional beverage and food business.

Mr. Manzo is president of Manor House Coffee Company a position he has held since March, 2010. Manor House Coffee Company is engaged in the marketing of coffee in consumer sizes for retail stores.

Mr. Manzo is president of Wintree Energy Corporation a position he has held since October, 2008. Wintree Energy holds interest in certain oil and gas producing and non-producing properties in Oklahoma and Texas.

37

Mr. Manzo was president of Aventura Equities, Inc. (formerly Winsted Holdings, Inc.), a publicly-traded company (”AVNE”), a position he held from June, 2007 until February, 2010. Mr. Manzo joined Aventura Equities to assist it in resuming its reporting obligations under the SEC rules. Ultimately, Aventura Equities filed a Form 15, suspending its obligation to file periodic reports with the SEC.

Mr. Manzo is president of Cha Cha Cachaca Co. (formerly Aventura Beverages, Inc.) which is currently developing a Brazilian Rum (Cachaca) for import into the US. Aventura Beverages is not related by ownership or control to Aventura Equities, Inc. other than having a similar name.

From 1985 to 2010, Mr. Manzo was president of Byers Food Company which marketed and imported consumer foods. Byers Food was acquired by Aventura Equities, Inc.in 2008.

From 1998 to 2005, Mr. Manzo was president of High-Low Foods, Inc., which operated a retail grocery business in Northern Illinois.

Mr. Manzo was also president of QVP Brands, Inc. a household cleaning products marketer from 1985 to 1998.

Mr. Manzo received a B.S. degree in Business Administration from Lewis University in 1979.

We believe that Mr. Manzo should serve as a member of our board of directors due to his prior experience serving as an officer and director of a public reporting company and his prior experience in managerial and other supervisory positions.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee, a Nominating Committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors.

38

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Federal legislation has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

CODE OF BUSINESS CONDUCT AND ETHICS

In February 2010 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our President, Secretary, Treasurer, Principal Executive Officer, Principal Financial Officer, and sole member of the Board of Directors and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

•                     honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•                     compliance with applicable laws, rules and regulations,

•                     the prompt reporting of violation of the code, and

39

•                     accountability for adherence to the code.

Involvement in Certain Legal Proceedings

None of our directors, executive officers or control persons has been involved in any of the events prescribed by Item 401(f) of Regulation S-K during the past ten years, including:

1.	any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i.	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	engaging in any type of business practice; or

iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

40

7.	being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	any Federal or State securities or commodities law or regulation; or

ii.	any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Transactions With Related Persons, Promoters And Certain Control Persons

The Company issued 9,000,000 shares of its common stock, in restricted form, to its president, chief executive officer and director, Francis Manzo, in exchange for subscriptions receivable, trademarks and cash proceeds of $9,000 at $0.001 per share. Trademarks owned by the president, or entities owned by him, were transferred to the Company at his cost ($560) as part of his capital contribution.

The Company issued 3,033,000 shares of its common stock, in restricted form to an unrelated third party in exchange for financial consulting services.

There are no additional transactions involving the Company and any of its officers, directors, majority shareholders or other related persons or control persons that require disclosure pursuant to Item 404(d) of Regulation S-K (§ 229.404(d)).  We do not have an established policy regarding related transactions.

Advances from related parties represent advances granted by Francis Manzo, III. Mr. Manzo pays for certain administrative expenses and is reimbursed by the Company. These advances have no fixed terms of repayment, are unsecured, and bear no interest. During the nine months ended September 30, 2013, Mr. Manzo advanced the company $14,016 for purposes of paying operating expenses on behalf of the Company. As of September 30, 2013 and December 31, 2012, the Company has a loan from Mr. Manzo with an outstanding balance of $14,016 and $5,043 respectively.

The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

41

Director Independence

We do not have a standing nominating, compensation or audit committee. Rather, the board of directors performs the functions of these committees. We do not believe it is necessary for the board of directors to appoint such committees, because the volume of matters that come before the board of directors for consideration is not so substantial that our directors are usually allowed sufficient time and attention to such matters.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Francis Manzo will not be taking any compensation until the Company has raised $500,000 of cash in either equity or debt for working capital or has at least $500,000 in revenues. The Company has no formal employment agreement with Mr. Manzo and the loss of his services would seriously harm the company and its proposed operations.

Philosophy and objectives

Since our inception, all compensation decisions have been made by our Board of Directors.  The primary objective of our compensation policies and programs with respect to executive compensation is to serve our shareholders by attracting, retaining and motivating talented and qualified individuals to manage and lead our business. We will focus on providing a competitive compensation package that provides significant short and long-term incentives for the achievement of measurable corporate and individual performance objectives.

Elements of executive compensation

Base salary.  We will seek to provide our senior management with a level of base salary in the form of cash compensation appropriate to their roles and responsibilities.  Base salaries for our executives will be established based on the executive’s qualifications, experience, scope of responsibilities, future potential and past performance and cash available to pay executive compensation. Base salaries will be reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account an individual's responsibilities, performance and experience. We will consider four factors in determining the base salaries of our named executive officers. These four factors are, in order of significance, (1) creating an incentive to achieve corporate goals, (2) individual performance, (3) cash available to pay compensation and (4) the total compensation each executive officer previously received while employed with us, if any.  We have not paid any executive compensation in the form of base salary to our management.

Incentive cash bonuses.  Our practice will be to seek to award incentive cash bonuses to our executive officers based upon their individual performance, as well as our overall business and strategic objectives. In determining the amount of cash bonuses paid to our named executive officers, we will consider the same four factors as in determining their base salaries. We expect that our Board of Directors will adopt formal processes for incentive cash bonuses during the next 24 months and will utilize incentive cash bonuses to reward executives for achieving corporate financial and operational goals and for achieving individual performance objectives.  We have not paid any incentive cash bonuses to our management.

42

Long-term equity compensation.  We believe that successful long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock and stock-based awards. We intend to establish equity incentive plans to provide our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our shareholders. We expect that our incentive plans will permit the grant of stock options, restricted shares and other stock awards to our executive officers, employees, consultants and non-employee board members. When we hire executive officers in the future, we expect to grant them stock-based awards that will generally vest over a five-year period. We believe that stock-based awards provide an incentive for these officers to continue their employment with us, provide our executive officers with an opportunity to obtain an ownership interest in our company and encourage them to focus on our long-term profitable growth. We believe that the use of long-term equity compensation will promote our overall executive compensation objectives and expect that equity incentives will be an important source of compensation for our executives.  In determining amounts awarded to our executive officers under our incentive plans, we will consider the same four factors (and use the same method of measurement) as in determining base salary. The third factor (cash available) has an indirect effect when determining long-term equity compensation. Specifically, to the extent that this factor causes us not to pay base salary or cash bonuses, it points toward providing long-term equity compensation.  We have not issued any long-term equity compensation to our management.

Other compensation.  When we hire executive officers, our executive officers will be eligible to receive the same benefits, including non-cash group life and health benefits that are available to all employees. We may offer a 401(k) plan to our employees, including our executive officers. This plan will permit employees to make contributions up to a statutory maximum and will permit us to make matching or profit-sharing contributions. To date, we have not offered to our employees any benefit plans, including but not limited a 401(k) plan or made, or committed to make, any matching or profit-sharing contributions under a 401(k) plan.

Policies related to compensation

Guidelines for equity awards.  We have not formalized a policy as to the amount or timing of equity grants to our executive officers. We expect, however, that our board of directors will approve and adopt guidelines for equity awards.  Among other things, we expect that the guidelines will specify procedures for equity awards to be made under various circumstances, address the timing of equity awards in relation to the availability of information about us and provide procedures for grant information to be communicated to and tracked by our finance department.  As of the date of this prospectus, we have not established a finance department.  We anticipate that the guidelines will require that any stock options or stock appreciation rights have an exercise or strike price not less than the fair market value of our common stock on the date of the grant.

Stock ownership guidelines.  As of the date of this prospectus, we have not established stock ownership guidelines for our executive officers or the Board of Directors.

Compliance with Sections 162(m) and 409A of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers, unless such compensation qualifies as performance-based compensation. Among other things, in order to be deemed performance-based compensation for Section 162(m) purposes, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our shareholders. At least for the next several years, we expect the cash compensation paid to our executive officers to be

43

below the threshold for non-deductibility provided in Section 162(m), and our equity incentive plans will afford our board of directors with the flexibility to make a variety of types of equity awards to our executive officers, the deductibility of which will not be limited under Section 162(m).  However, our board of directors will fashion our future equity compensation awards.  However, we do not now know whether any such awards will satisfy the requirements for deductibility under Section 162(m).

We also currently intend for our executive compensation program to satisfy the requirements of Internal Revenue Code Section 409A, which addresses the tax treatment of certain nonqualified deferred compensation benefits.

SUMMARY OF COMPENSATION

We did not pay any salaries since our inception on October 11, 2010 through December 16, 2013. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of any officer or director other than as described herein.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning cash and certain other compensation we paid to our Chief Executive Officer for the fiscal year ending December 2010, December 31, 2011 and December 31, 2012.

Name and Principal Position	Year	Salary	Bonus	Stock	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals
		($)	($)	Awards	($)	($)	($)	($)	($)
				($)
Francis Manzo	2012	0	0	0	0	0	0	0	0
Chief Executive Officer	2011	0	0	0	0	0	0	0	0

DIRECTOR COMPENSATION

Mr. Manzo, the sole member of our Board of Directors, is also our sole executive officer. We do not pay fees to any director, however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans including options and SARs that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, Drewrys has not entered into any employment agreements with our chief executive officer and director.

44

Equity Incentive Plan

We do not expect to adopt an equity incentive plan during the next 24 months. When we adopt an equity incentive plan, the purposes of the proposed equity incentive plan are to attract and retain qualified persons upon whom our sustained progress, growth and profitability depend, to motivate these persons to achieve long-term company goals and to more closely align these persons' interests with those of our other shareholders by providing them with a proprietary interest in our growth and performance. Our executive officers will be eligible to participate in the plan.  We have not determined the amount of shares of our common stock to be reserved for issuance under the proposed equity incentive plan.

Compensation Committee Interlocks and Insider Participation

During the period from October 11, 2010 (inception) to December 17, 2013, we did not have a standing compensation committee. Our Board of Directors was responsible for the functions that would otherwise be handled by the compensation committee. All directors participated in deliberations concerning executive officer compensation, including directors who were also executive officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our chief executive officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.

The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Number of	Percentage
Title of Class	Name	Shares Owned	of Shares(1)
Common Stock Common Stock	Francis Manzo (2) Venture Capital Clinic(3)	9,000,000 3,033,000	74.1% 24.9%

__________________

(1) Based on 12,214,500 shares outstanding as of September 30, 2013.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, Mr. Manzo is the only "parent" and "promoter" of the company. His address is 5402 Brittany Drive, McHenry, IL 60050.

(3) The address for Venture Capital Clinic is 305 South Andrews Ave. Fort Lauderdale Florida 33301

DESCRIPTION OF SECURITIES

In the event the company receives payment for the sale of their shares, Drewrys will receive all of the proceeds from such sales. Drewrys is bearing all expenses in connection with the registration of the shares of the Company.

COMMON STOCK

The authorized common stock is seventy-five million (75,000,000) shares with a par value of $.001 for an aggregate par value of seventy-five thousand dollars ($75,000).

45

Common Stock has the following rights:

* have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

* and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our common stock securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, and assuming all 3,000,000 shares being offered are sold, present stockholders will own approximately 75% of our outstanding shares.

DIVIDEND POLICY

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

STOCK TRANSFER AGENT

We have engaged the services of a transfer agent. Our stock transfer agent is Pacific Stock Transfer Company and its address is 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119.

RESALE OF OUR SHARES

There is presently no public market for our shares of common stock. There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares indefinitely and may have difficulty selling them if an active trading market does not develop.  We currently plan to hire a securities broker to serve as our market maker by filing an application on our behalf to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part.  We anticipate that it may take approximately two months from the date of this prospectus for a market maker to file an application on our behalf to apply for quotation of our common stock on the Over-The-Counter Bulletin Board, and that it may take

46

approximately four months from the date of this prospectus for our common stock to be quoted on the Over-The-Counter Bulletin Board.  However, any application filed by a market maker on our behalf to apply for quotation of our common stock on the Over-The-Counter Bulletin Board may not be approved.

Management’s strategy is to seek to have our common stock trade on the over-the-counter market and quoted on the over-the-counter bulletin board as soon as practicable after the termination of this offering.  However, to date, we have not solicited any securities brokers to become market makers of our common stock and there can be no guarantee that we will able to find a market maker to willing to file an application on our behalf to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of the registration statement.  There can be no assurance that an active trading market for the common stock will develop or be sustained or that the market price of the common stock will not decline below the initial public trading price.  The initial public trading price will be determined by market makers independent of us.

Even if a market develops for our common stock you may have difficulty selling our shares due to the operation of the SEC’s penny stock rules. These rules regulate broker-dealer practices in connection with transactions in “penny stocks.”  These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock.

The “blue sky” laws of some states may impose additional restrictions upon the ability of investors to resell our shares in those states.  Accordingly, investors may have difficulty selling our shares and should consider the secondary market for our shares to be a limited one.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Law Offices of Michael H. Hoffman, P.A.

EXPERTS

Our financial statements have been audited for the period ending December 31, 2012 and 2011 by Alan Swift CPA PA, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Form S-1 Registration Statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement or the exhibits and schedules filed therewith. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily

47

complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We will file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You can read these SEC filings and reports, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.  You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549, on official business days between the hours of 10:00 am and 3:00 pm. Please call the SEC at (800) SEC-0330 for further information on the operations of the public reference facilities. We will provide a copy of our annual report to security holders, including audited financial statements, at no charge upon receipt of your written request to us at Drewrys Brewing Company 5402 Brittany Drive, McHenry, IL 60050

FINANCIAL STATEMENTS

Our balance sheets as of December 31, 2012 (audited) and September 30, 2013 (unaudited), and the related statements of operations, shareholders’ equity and cash flows for the period October 11, 2010, our inception, through December 31, 2012 (audited), the three months period ended September 30, 2013 and 2012 (unaudited), the nine month period ended September 30, 2013 (unaudited), the nine month period ended September 30, 2012 (unaudited), and cumulative for the period October 11, 2010, our inception, through September 30, 2013 (unaudited) are included in this prospectus.  These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in United States Dollars.

DEALER PROSPECTUS DELIVERY OBLIGATION

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by us or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date of this prospectus. This prospectus does not constitute any offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

Until ____________________, 2013 (90 days from the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

48

Drewrys Brewing Company

(A Development Stage Company)

Index to Financial Statements

INDEX TO FINANCIAL STATEMENTS

Page

Audited Financial Statements December 31, 2012
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet	F-3
Statements of Operations	F-4
Statements of Stockholders’ Equity (Deficit)	F-5
Statements of Cash Flows	F-6
Notes to Financial Statements	F-7 to F-13

Condensed Balance Sheets as of September 30, 2013 (unaudited) and as of December 31, 2012 (audited)	F-14
Condensed Statements of Operations for the three and nine months ended September 30, 2013 and 2012 (unaudited) and for the period October 11, 2010 (inception) to September 30, 2013 (unaudited)	F-15
Condensed Statements of Cash Flows for the nine months ended September 30, 2013 and 2012, and for the period October 11, 2010 (inception) to September 30, 2013 (unaudited)	F-16
Condensed Statements of Changed in Stockholders’ Equity (Deficit) for the period from October 11, 2010 (inception) to September 30, 2013 (unaudited)	F-17
Notes to Condensed Financial Statements (unaudited)	F-18 to F-24

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Drewrys Brewing Company
(A Development Stage Company)

We have audited the accompanying balance sheets of Drewrys Brewing Company (A Developmental Stage Company) as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ deficiency, and cash flows for each of the years ended December 31, 2012 and 2011, and for the period from October 11, 2010 (inception) to December 31, 2012. Drewrys Brewing Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Drewrys Brewing Company (A Developmental Stage Company) as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years ended December 31, 2012 and 2011, and for the period October 11, 2010 (inception) through to December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Drewrys Brewing Company will continue as a going concern. As discussed in Note 6 to the financial statements, Drewrys Brewing Company is in the development stage and has suffered recurring losses, and has an accumulated deficit of $37,959 for the period from October 11, 2010 (Inception) to December 31, 2012, and has a negative cash flow from operations of $14,264 from inception. These factors raise substantial doubt about Drewrys Brewing Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Alan R. Swift, CPA, P.A. Certified Public Accountants and Consultants

Palm Beach Gardens, Florida December 11, 2013

F-2

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

ASSETS

	December 31, 2012	December 31, 2011
CURRENT ASSETS:
Cash and equivalents	$128	$51
Total Current Assets	128	51

OTHER ASSETS:
Trademarks	560	560
Total Other Assets	560	560

Total Assets	$688	$611

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$22,195	$13,388
Advances from related party	5,043	—
Total Liabilities	27,238	13,388

STOCKHOLDERS' DEFICIENCY:
Common stock , par value $.001; 75,000,000 shares authorized;
9,023,500 shares issued and outstanding as of December 31, 2012 and
9,000,000 as of December 31, 2011	$9,024	$9,000
Subscription receivable	—	(3,130)
Additional paid in capital	2,385	59
Deficit accumulated during the development stage	(37,959)	(18,706)
Total Stockholders' Deficiency	(26,550)	(12,777)

Total Liabilities and Stockholders' Deficiency	$688	$611

F-3

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

			For the period
	For the	For the	from Inception
	year ended	year ended	(October 11, 2010) to
	December 31, 2012	December 31, 2011	December 31, 2012

REVENUES	$—	$—	$—

EXPENSES
Advertising and Promotion	823	—	823
General and Administrative	11,680	5,307	17,386
Professional Fees	6,750	4,500	19,250
Impairment	—	500	500
Total Operating Expenses	19,253	10,307	37,959

Loss Before Income Taxes	(19,253)	(10,307)	(37,959)

Provision for Income Taxes	—	—	—

Net loss	$(19,253)	$(10,307)	$(37,959)

Basic and diluted net loss per common share	**	**

Weighted average number of common shares outstanding	9,003,555	9,000,000

** Less than $.01

F-4

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIENCY
FROM OCTOBER 11, 2010 (INCEPTION) THROUGH DECEMBER 31, 2012

				Additional	Accumulated	Total
			Subscription	Paid in	(Deficit) During	Stockholders'
Par Value of $0.001	Shares	Amount	Receivable	Capital	Development Stage	Equity/(Deficit)

Inception - October 11, 2010	—	$—	$—	$—	$—	$—

Common shares issued to founder for
subscription agreement on October 11, 2010 ($0.10/share)	9,000,000	9,000	(9,000)	—	—	—

Capital contribution	—	—	—	59	—	59

Payments on subscription receivable	—	—	2,550	—	—	2,550

Loss for the period from inception on October 11,
2010 to December 31, 2010	—	—	—	—	(8,399)	(8,399)

Balance at December 31, 2010	9,000,000	9,000	(6,450)	59	(8,399)	(5,790)

Payments on subscription receivable	—	—	3,320	—	—	3,320

Net loss for the year ended December 31, 2011	—	—	—	—	(10,307)	(10,307)

Balance at December 31, 2011	9,000,000	9,000	(3,130)	59	(18,706)	(12,777)

Payments on subscription receivable	—	—	3,130	—	—	3,130

Common shares issued for cash ($0.10/share)	13,500	14	—	1,336	—	1,350

Common shares issued for services ($0.10/share)	10,000	10	—	990	—	1,000

Net loss for the year ended December 31, 2012	—	—	—	—	(19,253)	(19,253)

Balance at December 31, 2012	9,023,500	$9,024	$—	$2,385	$(37,959)	$(26,550)

F-5

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

			For the period
	For the	For the	from Inception
	year ended	year ended	(October 11, 2010) to
	December 31, 2012	December 31, 2011	December 31, 2012
OPERATING ACTIVITIES:
Net loss	$(19,253)	$(10,307)	$(37,959)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment loss	—	500	500
Stock issued for services	1,000	—	1,000
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	8,807	6,438	22,195

Net cash used in operating activities	(9,446)	(3,369)	(14,264)

INVESTING ACTIVITIES:
Acquisition of trademarks	—	—	(560)
Acquisition of label designs	—	—	(500)

Net cash used in investing activities	—	—	(1,060)

FINANCING ACTIVITIES:
Advances from related party, net	5,043	—	5,043
Payments on subscription agreement	3,130	3,320	9,000
Issuance of stock for cash	1,350	—	1,350
Capital contribution	—	—	59

Net cash provided by financing activities	9,523	3,320	15,452

NET INCREASE IN CASH	77	(49)	128

CASH BEGINNING BALANCE	51	100	—

CASH ENDING BALANCE	$128	$51	$128

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Taxes paid	$—	$—	$—
Interest paid	$—	$—	$—

NONCASH TRANSACTIONS AFFECTING OPERATING,
INVESTING, AND FINANCING ACTIVITIES:
Issuance of common stock for subscription agreement	$—	$—	$9,000
F-6

DREWRYS BREWING COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Drewrys Brewing Company (“the Company”) is a development stage company, incorporated in the State of Nevada on, October 11, 2010, to develop and market a line of low-priced and craft beers. The intent is to provide consumers with malt beverages that appeal to their price point.

Drewrys’ plan is to sell their beers in the wholesale market, targeting select regional wholesalers and distributors in the Midwest and Atlantic/New England regions.

The Company’s fiscal year ends on December 31st.

Through December 31, 2012, the Company was in the development stage and has not carried on any significant operations and has generated no revenues. The Company had incurred a loss due to professional and administrative fees incurred/accrued since inception. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. (See Note 6)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Presentation

The Company has not earned any revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Accounting Standards Codification ("ASC") 915 "Development Stage Entities". Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity/(deficiency) and cash flows disclose activity since the date of the Company’s inception.

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less. As of December 31, 2012 and 2011, the Company had no cash equivalents.

Earnings (Loss) per Share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,” The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year.

F-7

DREWRYS BREWING COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding for any periods reported.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown, and none are contemplated in the near future.

Income Taxes

The Company adopted FASB ASC 740, Income Taxes, at its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates are recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of December 31, 2012 or 2011.

Professional Fees

The Company will expense professional fees as incurred. The professional fees were $6,750 and $4,500 for the period ending December 31, 2012 and 2011, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue.

Property

The company does not own any real estate or other properties. The company's office is located 5402 Brittany Drive, McHenry Illinois 60050. Our contact number is 815- 575-4815. The business office is located at the home of Francis Manzo, the CEO of the company at no charge to the company.

Recently Issued Accounting Pronouncements

F-8

DREWRYS BREWING COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

In February 2013, FASB issued Accounting Standards Update 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for which the Total Amount of the Obligation is Fixed at the Reporting Date (a consensus of the FASB Emerging Issues Task Force). This guidance requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date. This stipulates that (1) it will include the amount the entity agreed to pay for the arrangement between them and the other entities that are also obligated to the liability and (2) any additional amount the entity expects to pay on behalf of the other entities. The objective of this update is to provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements. The amendments in this update are effective for fiscal periods (and interim reporting periods within those years) beginning after December 15, 2013. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

In February 2013, FASB issued Accounting standards update 2013-02, Comprehensive Income Topic 220): Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income. This update requires an entity to provide information amount the amount reclassified out of accumulated other comprehensive income by component. The entity is also required to disclose significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting periods. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other discourses required under U.S. GAAP that provide additional detail about those amounts. The objective in this Update is to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update should be applied prospectively for reporting periods beginning after December 15, 2012. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

Identifiable Intangible Assets

As of December 31, 2012 and December 31, 2011, $560 and $560, respectively of costs related to registering our trademarks, It has been determined that the trademark have an indefinite useful life and are not subject to amortization. However, the trademark will be reviewed for impairment annually or more frequently if impairment indicators arise.

Impairment of Long-Lived Assets

The Company accounts for its long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets, such as our trademarks, be reviewed for impairment annually, or whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. No impairments were recorded for years ended December 31, 2012, and $500 for the year ended December 31, 2011.

F-9

DREWRYS BREWING COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation –Stock Compensation.  Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.  As such, compensation cost is measured on the date of grant at their fair value.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.  The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718.  FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments.  In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Fair value of Financial Instruments

The Company considers that the carrying amount of financial instruments, including accounts payable and accrued liabilities, and advances from related parties approximate fair value because of the short maturity of these instruments.

Related Parties

Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operation decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Reclassification

Certain amounts from prior periods have been reclassified to conform to the current period presentation. These reclassifications had no impact on the Company's net loss or cash flows.

Subsequent Events

We evaluated subsequent events through the date and time our financial statements were issued for potential recognition or disclosure in the accompanying financial statements. Other than the disclosures included in these financial statements, we did not identify any events or transactions that should be recognized or disclosed in the accompanying financial statements.

F-10

DREWRYS BREWING COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

NOTE 3. INCOME TAXES

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC Topic 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Details are as follows:

	For the year ended	For the year ended
	December 31, 2012	December 31, 2011
Income tax expense (asset) at statutory rate	$(6,546)	$(3,504)
Valuation allowance	6,546	3,504

Income tax expense per books	$0	$0

Net deferred tax asset consists of the following components:

NOL Carryover	$12,906	$6,360
Valuation allowance	($12,906)	(6,360)

Net deferred tax asset	$0	$0

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to offset future taxable income through 2032. Utilization of these net operating loss carry forwards may be limited in accordance with IRCD Section 3.82 in the event of certain shifts in ownership.

The net change in the valuation allowance for the year ended December 31, 2012 and 2011 was an increase of $6,546 and $3,504, respectively.

The Company's federal income tax returns are no longer subject to examination by the IRS for the years prior to 2009, and the related state income tax returns are no longer subject to examination by state authorities for the years prior to 2009.

NOTE 4. STOCKHOLDERS' EQUITY

Common Stock

There are 75,000,000 Common Shares at $0.001 par value authorized with 9,023,500 issued and outstanding as of December 31, 2012. The sole officer and director of the Company owns 9,000,000 of these shares.

F-11

DREWRYS BREWING COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

For the year ended December 31, 2010, the Company issued 9,000,000 shares of common stock for cash of $9,000 ($0.10/share), of which $9,000 was a subscription receivable. During the year ended 2010, $2,550 of capital contribution was collected against the stock subscription receivable. During 2011, $3,320 of stock subscription receivable was collected. During 2012, $3,130 of stock subscription receivable was collected.

For the year ended December 31, 2012, the Company issued 13,500 shares of common stock for cash of $1,350 ($0.10/share)

For the year ended December 31, 2012, the Company issued 10,000 shares of common stock having a value of $1,000 ($0.10/share) in exchange for services rendered.

NOTE 5. RELATED PARTY TRANSACTIONS

Advances from related parties represent advances granted by Francis Manzo, III. Mr. Manzo pays for certain administrative expenses and is reimbursed by the Company. These advances have no fixed terms of repayment, are unsecured, and bear no interest. During the year ended December 31, 2012, Mr. Manzo advanced the company $5,693 and was reimbursed $650 for purposes of paying operating expenses on behalf of the Company. As of December 31, 2012 and December 31, 2011, the Company has a loan from Mr. Manzo with an outstanding balance of $5,043 and $0 respectively.

The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations, has an accumulated deficit during the development stage of $37,959 for the period from October 11, 2010 (inception) to December 31, 2012, and has a negative cash flow from operations of $14,264 from inception. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

As of December 31, 2012, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities and loans from principal stockholder. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

F-12

DREWRYS BREWING COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

NOTE 7. TRADEMARKS AND LABEL DESIGNS

The Company owns trademarks for its’ various brands of beer. These costs provide future benefit to the Company and are considered to have an infinite life at this time. The life of these assets will be re-evaluated when they are placed into service.

The trademarks were purchased from Francis Manzo, Chief Executive Officer of Drewrys (a related party), for $560. These intangible assets are being valued at cost, and are not considered to be impaired at this time.

The Company acquired label designs for $500 from a third party during the period from October 11, 2010 (inception) through December 31, 2010. The Company has determined that the designs no longer have value and an impairment loss for the full amount of $500 was recorded during the year ended December 31, 2011.

NOTE 8. SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure as follows:

Subsequent to December 31, 2012, the Company issued 158,000 shares in common stock for cash.

In January of 2013, the Company entered into a five year agreement with an unrelated third party for the purpose of serving as the Company’s stock transfer agent.

In February of 2013, the Company entered into a two year brewing agreement with a third party for beer production.

F-13

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED BALANCE SHEETS
	As of	As of
	September 30, 2013	December 31, 2012
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and equivalents	$45,395	$128
Prepaid expenses	137,727	—
Total Current Assets	183,122	128

OTHER ASSETS:
Trademarks	560	560
Total Other Assets	560	560

Total Assets	$183,682	$688

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$23,711	$22,195
Advances from related parties	14,016	5,043
Note payable, current portion	62,727	—
Total Current Liabilities	100,454	27,238

LONG TERM LIABILITIES:
Note payable, net of current portion	22,273	—
Total Long Term Liabilities	22,273	—

Total Liabilities	122,727	27,238

STOCKHOLDERS' EQUITY (DEFICIENCY):
Common stock , par value $.001; 75,000,000 shares authorized; 12,214,500 shares issued as of September 30, 2013 and 9,023,500 as of December 31, 2012	$12,215	$9,024
Subscription receivable	(1,500)	—
Additional paid in capital	318,294	2,385
Deficit accumulated during the development stage	(268,054)	(37,959)
Total Stockholders' Equity/(Deficiency)	60,955	(26,550)

Total Liabilities and Stockholders' Equity/(Deficiency)	$183,682	$688

F-14

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
	For the	For the	For the	For the	For the period
	three month	three month	nine month	nine month	from Inception
	period ended	period ended	period ended	period ended	(October 11, 2010) to
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012	September 30, 2013

REVENUES	$10,727	$—	$11,176	$—	$11,176

Cost of Goods Sold	6,394	—	6,394	—	6,394
Gross Profit	4,333	—	4,782	—	4,782

OPERATING EXPENSES
Advertising and Promotion	20,103	—	28,670	—	29,493
Contract Brewing Fees	—	—	5,000	—	5,000
General and Administrative	5,252	1,973	6,966	4,353	24,352
Outside Consulting	125,485	—	171,564	—	171,564
Professional Fees	9,387	500	19,627	1,500	38,877
Impairment	—	—	—	—	500
Total Operating Expenses	160,227	2,473	231,827	5,853	269,786

Loss from Operations	(155,894)	(2,473)	(227,045)	(5,853)	(265,004)

Other Expenses
Interest Expense	(2,550)	—	(3,050)	—	(3,050)
Total Other Expenses	(2,550)	—	(3,050)	—	(3,050)

Income (Loss) Before Income Taxes	(158,444)	(2,473)	(230,095)	(5,853)	(268,054)

Provision for Income Taxes	—	—	—	—	—

Net (loss)	$(158,444)	$(2,473)	$(230,095)	$(5,853)	$(268,054)

Basic and diluted net loss per common share	**	**	**	**

Weighted average number of common shares outstanding	12,150,632	9,002,772	10,394,249	9,000,931

** Less than $.01

F-15

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
			For the period
	For the	For the	from Inception
	nine months ended	nine months ended	(October 11, 2010) to
	September 30, 2013	September 30, 2012	September 30, 2013
OPERATING ACTIVITIES:
Net loss	$(230,095)	$(5,853)	$(268,054)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment loss	—	—	500
Stock issued for services	303,300	—	304,300
Changes in operating assets and liabilities:
(Increase)/decrease in prepaid expenses	(137,727)	—	(137,727)
Increase/(decrease) in accounts payable and accrued expenses	1,516	(2,170)	23,711
Net cash used in operating activities	(63,006)	(8,023)	(77,270)

INVESTING ACTIVITIES:
Acquisition of trademarks	—	—	(560)
Acquisition of label designs	—	—	(500)
Net cash provided by (used in) investing activities	—	—	(1,060)

FINANCING ACTIVITIES:
Advances from related parties, net	8,973	4,570	14,016
Proceeds from note payable	85,000	—	85,000
Payments on subscription agreement	—	3,130	9,000
Issuance of stock for cash	14,300	500	15,650
Capital contribution	—	—	59
Net cash provided by (used in) financing activities	108,273	8,200	123,725

NET INCREASE IN CASH	45,267	177	45,395
CASH BEGINNING BALANCE	128	51	—
CASH ENDING BALANCE	$45,395	$228	$45,395

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Taxes paid	$—	$—	$—
Interest paid	$—	$—	$—

NONCASH TRANSACTIONS AFFECTING OPERATING, INVESTING, AND FINANCING ACTIVITIES:
Issuance of common stock for subscription agreement	$1,500	$—	$9,000

F-16

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
FROM OCTOBER 11, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2013
(Unaudited)
	Common Stock		Subscription	Additional	Accumulated (Deficit) During Development	Total Stockholders’
Par Value of $0.001	Shares	Amount	Receivable	Paid in Capital	Stage	Equity/(Deficit)
Inception - October 11, 2010	—	$—	$—	$—	$—	$—
Common shares issued to founder for subscription agreement on October 11, 2010	9,000,000	9,000	(9,000)	—	—	—
Capital contribution	—	—	—	59	—	59
Payments on subscription receivable	—	—	2,550	—	—	2,550
Loss for the period from inception on October 11, 2010 to December 31, 2010	—	—	—	—	(8,399)	(8,399)
Balance at December 31, 2010	9,000,000	9,000	(6,450)	59	(8,399)	(5,790)
Payments on subscription receivable	—	—	3,320	—	—	3,320
Net Loss for the year ended December 31, 2011	—	—	—	—	(10,307)	(10,307)
Balance at December 31, 2011	9,000,000	9,000	(3,130)	59	(18,706)	(12,777)
Payments on subscription receivable	—	—	3,130	—	—	3,130
Common shares issued for cash ($0.10/share)	13,500	14	—	1,336	—	1,350
Common shares issued for services ($0.10/share)	10,000	10	—	990	—	1,000
Net Loss for the year ended December 31, 2012	—	—	—	—	(19,253)	(19,253)
Balance at December 31, 2012	9,023,500	9,024	—	2,385	(37,959)	(26,550)
Common shares issued for service ($0.10/share)	3,033,000	3,033	—	300,267		303,300
Common shares issued for cash ($0.10/share)	158,000	158	(1,500)	15,642		14,300
Net Loss for the nine months ended September 30, 2013	—	—	—	—	(230,095)	(230,095)
Balance at September 30, 2013	12,214,500	$12,215	$(1,500)	$318,294	$(268,054)	$60,955

F-17

DREWRYS BREWING COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(AS OF SEPTEMBER 30, 2013)

(Unaudited)

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Drewrys Brewing Company (“the Company”) is a development stage company, incorporated in the State of Nevada on, October 11, 2010, to develop and market a line of low-priced and craft beers. The intent is to provide consumers with malt beverages that appeal to their price point.

Drewrys’ plan is to sell their beers in the wholesale market, targeting select regional wholesalers and distributors in the Midwest and Atlantic/New England regions.

The Company’s fiscal year ends on December 31st.

The Company has a limited operating history upon which to base an evaluation of the current business and future prospects and has yet to achieve substantial commercial sales of its initial products. The Company will continue to be considered a development stage entity until it has begun significant operations and is generating significant revenues.

The Company has minimal revenues to date. Since its inception, the Company has been dependent upon the receipt of capital investment to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's business plan will be successfully executed. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained, or can we give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. (See Note 7)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Presentation

The unaudited financial statements included in this report have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for interim reporting and include all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation. These financial statements have not been audited.

Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations for interim reporting. The Company believes that the disclosures contained herein are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the financial statements and notes for the year ended December 31, 2012 included in the Company’s annual report on Form 10-K. The financial data for the nine months ended September 30, 2013 may not necessarily reflect the results to be anticipated for the complete year ended December 31, 2013.

F-18

DREWRYS BREWING COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(AS OF SEPTEMBER 30, 2013)

(Unaudited)

Development Stage Company

The Company has earned limited revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Accounting Standards Codification ("ASC") 915 "Development Stage Entities". Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity/(deficiency) and cash flows disclose activity since the date of the Company’s inception.

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less. As of September 30, 2013 and December 31, 2012, the Company has no cash equivalents.

Earnings (Loss) per Share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,” the basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding for any periods reported.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown, and none are contemplated in the near future.

Income Taxes

The Company adopted FASB ASC 740, Income Taxes, at its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates are recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of September 30, 2013 or December 31, 2012.

F-19

DREWRYS BREWING COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(AS OF SEPTEMBER 30, 2013)

(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when:

-Persuasive evidence of an arrangement exists;

-Shipment has occurred;

-Price is fixed or determinable; and

-Collectability is reasonably assured

The Company closely follows the provisions of Staff Accounting Bulletin No. 104 as described above. For the three and nine month periods ended September 30, 2013 and 2012 the Company has recognized $10,727 and $11,176, and $0 and $0, respectively of revenues and for the period from October 10, 2010 (inception) through September 30, 2013 the Company has recognized $11,176 in revenues.

Cost of Goods Sold

Cost of goods sold includes cost of inventories sold.

Property

The company does not own any real estate or other properties. The company's office is located 5402 Brittany Drive, McHenry Illinois 60050. Our contact number is 815- 575-4815. The business office is located at the home of Francis Manzo, the CEO of the company at no charge to the company.

Recently Issued Accounting Pronouncements

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

Identifiable Intangible Assets

As of September 30, 2013 and December 31, 2012, $560 and $560, respectively of costs related to registering our trademarks, have been capitalized. It has been determined that the trademarks have an indefinite useful life and are not subject to amortization. However, the trademark will be reviewed for impairment annually or more frequently if impairment indicators arise.

Impairment of Long-Lived Assets

The Company accounts for its long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets, such as our trademarks, be reviewed for impairment annually, or whenever events or changes in

F-20

DREWRYS BREWING COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(AS OF SEPTEMBER 30, 2013)

(Unaudited)

circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. No impairments were recorded for the three months ended September 30, 2013 and 2012.

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation.  Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.  As such, compensation cost is measured on the date of grant at their fair value.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.  The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718.  FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments.  In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Fair value of Financial Instruments

The Company considers that the carrying amount of financial instruments, including accounts payable and accrued liabilities, and advances from related parties approximate fair value because of the short maturity of these instruments.

Related Parties

Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operation decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Reclassification

Certain amounts from prior periods have been reclassified to conform to the current period presentation. These reclassifications had no impact on the Company's net loss or cash flows.

F-21

DREWRYS BREWING COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(AS OF SEPTEMBER 30, 2013)

(Unaudited)

Subsequent Events

We evaluated subsequent events through the date and time our financial statements were issued for potential recognition or disclosure in the accompanying financial statements. Other than the disclosures included in these financial statements, we did not identify any events or transactions that should be recognized or disclosed in the accompanying financial statements.

NOTE 3. INCOME TAXES

The Company adopted FASB ASC 740, Income Taxes, at its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates are recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of September 30, 2013 or December 31, 2012.

NOTE 4. STOCKHOLDERS' EQUITY

Common Stock

There are 75,000,000 Common Shares at $0.001 par value authorized with 12,214,500 issued and outstanding as of September 30, 2013. The sole officer and director of the Company owns 9,000,000 of these shares.

For the year ended December 31, 2010, the Company issued 9,000,000 shares of common stock for cash of $9,000 ($0.10/share), of which $9,000 was a subscription receivable. During the year ended 2010, $2,550 of capital contribution was collected against the stock subscription receivable. During 2011, $3,320 of stock subscription receivable was collected. During 2012, $3,130 of stock subscription receivable was collected.

For the year ended December 31, 2012, the Company issued 13,500 shares of common stock for cash of $1,350 ($0.10/share).

For the year ended December 31, 2012, the Company issued 10,000 shares of common stock having a value of $1,000 ($0.10/share) in exchange for services rendered.

On June 3, 2013, the Company issued 3,033,000 shares of restricted stock ($0.10/share) in exchange for consulting services having a value of $303,300 to be provided by Venture Capital Clinic Corp. through December 31, 2013.

For the nine months ended September 30, 2013, the Company issued 158,000 shares of common stock for cash of $15,800 ($0.10/share), of which $1,500 was a subscription receivable.

F-22

DREWRYS BREWING COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(AS OF SEPTEMBER 30, 2013)

(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS

Advances from related parties represent advances granted by Francis Manzo, III. Mr. Manzo pays for certain administrative expenses and is reimbursed by the Company. These advances have no fixed terms of repayment, are unsecured, and bear no interest. During the nine months ended September 30, 2013, Mr. Manzo advanced the company $8,973 for purposes of paying operating expenses on behalf of the Company. As of September 30, 2013 and December 31, 2012, the Company has a loan from Mr. Manzo with an outstanding balance of $14,016 and $5,043 respectively.

The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. NOTE PAYABLE

On June 3, 2013, the Company acquired a $85,000 note payable secured by the Company’s total assets. The note bears a fixed interest rate of 12% per annum, compounded annually, and matures on December 1, 2014. Interest shall accrue for the first 6 months and be due and payable in one lump sum installment in the amount of $4,750 on December 31, 2013. Thereafter, principal and accrued interest shall be due and payable in 12 consecutive monthly installments in the amount of $7,552.15 beginning on January 1, 2014 and ending on December 1, 2014.

NOTE 7. GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations, has an accumulated deficit during the development stage of $268,054 for the period from October 11, 2010 (inception) to September 30, 2013, and has a negative cash flow from operations of $77,270 from inception. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

As of September 30, 2013, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities and loans from principal stockholder. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 8. TRADEMARKS AND LABEL DESIGNS

The Company owns trademarks for its’ various brands of beer. These costs provide future benefit to the Company and are considered to have an infinite life at this time. The life of these assets will be re-evaluated when they are placed into service.

F-23

DREWRYS BREWING COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

(AS OF SEPTEMBER 30, 2013)

(Unaudited)

The trademarks were purchased from Francis Manzo, Chief Executive Officer of Drewrys (a related party), for $560. These intangible assets are being valued at cost, and are not considered to be impaired at this time.

F-24

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

FORWARD LOOKING INFORMATION

The following discussion and analysis of the Company’s financial condition and results of operations should be read with the condensed financial statements and related notes contained in this quarterly report on Form 10-Q (“Form 10-Q”). All statements other than statements of historical fact included in this Form 10-Q are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different than any expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: 1. General economic factors including, but not limited to, changes in interest rates and trends in disposable income; 2. Information and technological advances; 3. Cost of products sold; 4. Competition; and 5. Success of marketing, advertising and promotional campaigns. The Company is subject to specific risks and uncertainties related to its business model, strategies, markets and legal and regulatory environment. You should carefully review the risks described in this Form 10-Q and in other documents the Company files from time to time with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Form 10-Q. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements to reflect events or circumstances after the date of this document.

OVERVIEW

Business

The Company was formed in October 2010 as a Nevada corporation to produce and market a line of low-priced and craft beers under Company owned brand names. All activity to date has been related to the formation of our business, formulation of our business plan and initial start-up operations, investigating sources of contract brewers investigating potential distribution channels for our products and financing activities. There can be no assurance that we will be able to successfully introduce our initial products or any other products into the commercial marketplace.

We were formed to develop and market craft beers. We have sold our first complete production run of keg beer our second production of keg and bottled beer was produced and partially sold on November 4 subsequent to the end of the quarter. While we expect to continue producing our products and selling into the marketplace, we cannot assure you that we will have profitable operations.

Results of Operations

In the three months ended September 30, 2013, the Company had $10,727 in sales of products and $6,394 in Cost of Sales. Selling, general and administrative expenses were $160,227. As a result the Company lost $158,444 in the three months ended September 30, 2013.

In the three months ended September 30, 2012, the Company had $0 in sales of products and $0 in Cost of Sales. Selling, general and administrative expenses were $2,473. As a result the Company lost $2,473 in the three months ended September 30, 2012.

49

In the nine months ended September 30, 2013, the Company had $11,176 in sales of products and $6,394 in Cost of Sales. Selling, general and administrative expenses were $231,827. As a result the Company lost $230,095 in the nine months ended September 30, 2013.

In the nine months ended September 30, 2012 the Company had $0 in sales of products and $0 in Cost of Sales. Selling, general and administrative expenses were $5,853 As a result the Company lost $5,853 in the nine months ended September 30, 2012.

Liquidity and Capital Resources

During the nine months ended September 30, 2013, working capital increased $109,778 to a surplus of $82,668 from a deficit of $27,110. The primary reason for the increase was the increase in cash of $45,267 and $137,727 in prepaid expenses and offset by an increase in note payable current portion of $62,727 and and increase in due to shareholder of $8,973 and an increase in accounts payable of $1,516. During this same period, stockholders’ equity increased $87,505. The increase in stockholders’ equity is due to the net proceeds from the sale of the common stock $14,300 and shares issued for services of $303,000 offset by the net loss for the period of ($230,095).

Cash flows

Net cash used in operating activities was $63,006 for the nine months ended September 30, 2013. In the 2013 period cash was used by our loss from operations and decreases in accrued expenses offset by cash provided by our increase in due to shareholder and accounts payable and issuance of common stock for services.

Net cash used in operating activities was $8,023 for the nine months ended September 30, 2012. In the 2012 period cash was used by our loss from operations and increases in inventories and prepaid expenses and decreases in accrued expenses and due to shareholder offset by cash provided by our increase in accounts payable.

Net cash provided by financing activities for the nine months ended September 30, 2013 was $108,273 and reflects common stock issued for cash described below and loan proceeds of $85,000.

Net cash provided by financing activities for the nine months ended September 30, 2012 was $8,200 and reflects stock issued for cash and advances from related parties.

Recent Financing Transactions

During the nine months ended September 30, 2013, the Company sold 158,000 shares of Common Stock at $0.10 per share, for a total of $15,800, of which $1,500 is a subscription receivable.

During the nine months ended September 30, 2013, the Company issued 3,033,000 shares of Common Stock for consulting services valued at $0.10 per share for a total of $303,000.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

50

Critical Accounting Policies and Estimates

Management’s discussion and analysis of its financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies. We believe our estimates and assumptions to be reasonable under the circumstances. However, actual results could differ from those estimates under different assumptions or conditions. Our financial statements are based on the assumption that we will continue as a going concern. If we are unable to continue as a going concern we would experience additional losses from the write-down of assets.

Going Concern

The Company is currently a development stage company and its continued existence is dependent upon the Company’s ability to resolve its liquidity problems, principally by obtaining additional debt financing and/or equity capital. The Company has yet to generate a significant internal cash flow, and until sales of products increase significantly from current levels, the Company is highly dependent upon debt and equity funding, should continuing debt and equity funding requirements not be met the Company’s operations may cease to exist.

New Accounting Pronouncements

The company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

Not applicable for a smaller reporting company.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures. We maintain “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934. In designing and evaluating our disclosure controls and procedures, our management recognized that disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of disclosure controls and procedures are met. Additionally, in designing disclosure controls and procedures, our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures. The design of any disclosure controls and procedures also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Based on his evaluation as of the end of the period covered by this report, our Principal Executive Officer who also serves as our principal accounting officer, has concluded that our disclosure controls and procedures were effective such that the information relating to our company, required to be disclosed in our Securities and Exchange Commission reports (i) is recorded, processed, summarized and reported within the

51

time periods specified in SEC rules and forms and (ii) is accumulated and communicated to our management, including our Principal Executive Officer, to allow timely decisions regarding required disclosure.

Changes in Internal Control over Financial Reporting. There have been no changes in our internal control over financial reporting during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

52

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement. All of the following amounts shown are estimates:

SEC registration fee	$40
Printing expenses	500
Legal fees and expenses	5,000
Accounting fees and expenses	5,000
Blue sky fees and expenses	2,000
Transfer Agent fees	2,300
Miscellaneous	160

Total	$15,000

Item 14.  Indemnification of Directors and Officers

None of our directors will have personal liability to us or any of our shareholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Florida Business Corporation Act, (iv) the payment of dividends in violation of applicable Sections of the Florida Business Corporation Act or (v) for any transaction from which the director derived an improper personal benefit.

Our articles of incorporation and bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as our directors, officers, and employees, if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  Our articles of incorporation and bylaws, therefore, limit the liability of directors to the maximum extent permitted by the Florida Business Corporation Act.

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.  Shareholders who have suffered losses in connection with the purchase or sale of our securities in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

53

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities

The following is a summary of transactions by us from October 11, 2010, which is our inception, through the date of this registration statement involving sales of our securities that were not registered under the Securities Act.  Each offer and sale was made in reliance on Section 4(2) of the Securities Act, as transactions by an issuer not involving any public offering.  The purchasers were “accredited investors,” officers or directors of the registrant or known to the registrant and its management through pre-existing business and/or personal relationships.  All purchasers were provided access to all material information which they requested, and all information necessary to verify such information and were afforded access to management of the registrant in connection with their purchases. All holders of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the registrant. All stock certificates representing such securities that were issued contained restrictive legends, prohibiting further transfer of the stock certificates representing such securities, without such securities either being first registered or otherwise exempt from registration under the Securities Act, in any further resale or disposition.

On October 11, 2010, the Company issued 9,000,000 shares of common stock for cash of $9,000 ($0.001/share), of which $9,000 was a subscription receivable. During the year ended 2010, $2,550 of capital contribution was collected against the stock subscription receivable. During 2011, $3,320 of stock subscription receivable was collected. During 2012, $3,130 of stock subscription receivable was collected.

On June 3, 2013, the Company issued 3,033,000 shares of restricted stock ($0.10/share) in exchange for consulting services to be provided by Venture Capital Clinic Corp. through December 31, 2013.

During the nine months ended September 30, 2013, the Company sold 158,000 shares of Common Stock at $0.10 per share, for a total of $15,800, of which $1,500 is a subscription receivable.

54

Item 16.  Exhibits and Financial Statement Schedules

(a)     Exhibits

The following exhibits are filed with this Registration Statement on Form S-1:

Exhibit No.	Description

3.1	Articles of Incorporation, as currently in effect*
3.2	Bylaws, as currently in effect*
4.1	Specimen common stock certificate*
5.1	Opinion of Law Offices of Michael H. Hoffman, P.A.
5.2	Opinion of Law Offices of Michael H. Hoffman, P.A.
10.1	Subscription Agreement for Common Stock
10.2	Promissory Note from registrant to Wellesley Capital Management Corp. dated June 15, 2013
10.3	Stock Transfer Agent Agreement between the registrant and Pacific Stock Transfer Inc. dated June 15, 2012
10.4	Consulting Agreement between the registrant and Venture Capital Clinic Corp.
23.1	Consent of Alan R.Swift CPA P.A.
23.2	Consent of Law Offices of Michael H. Hoffman, P.A. (included in Exhibit 5.2)

            ____________

*   Included as an Exhibit to our Registration Statement on Form S-1 filed on June 14, 2012

(b)     Financial Statement Schedules

All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the financial statements or the related notes.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

55

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document

56

incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

___________________

57

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McHenry, State of Illinois, on the 20th day of December, 2013.

DREWRYS BREWING COMPANY

By: /s/ Francis P. Manzo III

Francis P. Manzo III

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francis P. Manzo III Francs P. Manzo III	President, Chief Executive Officer, (Principal Executive Officer), Treasurer (Principal Financial and Accounting Officer), Secretary, Chairman	December 20, 2013

Signature	Title	Date

/s/ Tracee Jones Tracee Jones	Secretary and Director	December 20, 2013

58

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Law Offices of Michael H. Hoffman, P.A.
5.2	Opinion of Law Offices of Michael H. Hoffman, P.A.
10.1	Subscription Agreement for Common Stock
10.2	Promissory Note from registrant to Wellesley Capital Management Corp. dated June 15, 2013
10.3	Stock Transfer Agent Agreement between the registrant and Pacific Stock Transfer Inc. dated June 15, 2012
10.4	Consulting Agreement between the registrant and Venture Capital Clinic Corp.
23.1	Consent of Alan R.Swift CPA P.A.
23.2	Consent of Law Offices of Michael H. Hoffman, P.A. (included in Exhibit 5.2)

59